Exhibit 1
Semi-annual Financial Report
(Japanese GAAP)

This report is an English translation of “Hanki-Houkokusho” as of and for the six months ended
September 30, 2006, filed on December 12, 2006 through Electronic Disclosure for Investors’ Network
(EDINET), pursuant to the Japanese Securities and Exchange Law, Regulation Section 27-30 Paragraph 2.

Semi-annual Financial Report

Document for filing:	Semi-annual Financial Report

Administrative division for filing to:	Director of Kanto Local Finance Bureau

Filing date:	December 12, 2006

Period of Semi-annual Financial Report for:	From April 1, 2006 to September 30, 2006

Company name (in English):	NIS GROUP CO., LTD.
Note: NIS Group Co., Ltd. changed its company name from Nissin Co., Ltd. on October 1, 2006, in accordance with a resolution of the 47th Annual Shareholders’ Meeting held on June 24, 2006.

Representative:	Shinsuke Amiya President, Representative Director and Co-CEO

Location of Matsuyama Head Office:	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime (The address above is the registered head office; the actual principal executive office is the Tokyo Head Office indicated below)

Telephone:	+ 81-89-943-2400

Contact:	Shigeharu Nakashima Deputy General Manager of Operations Control Division and General Manager of Accounting & Controller Department

Location of Tokyo Head Office:	6-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo

Telephone:	+ 81-3-3348-2424

Contact:	Shigeharu Nakashima Deputy General Manager of Operations Control Division and General Manager of Accounting & Controller Department

Location where the filing is available to the public:	Tokyo Head Office, NIS Group Co., Ltd.
     (6-1, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo)
Eastern Japan Investigation Department, NIS Group Co., Ltd.
     (1-8, Hon-cho 4-chome, Kawaguchi City, Saitama)
Chiba Branch Office, NIS Group Co., Ltd.
     (14-13, Fujimi 1-chome, Chuo-ku, Chiba City, Chiba)
Yokohama Branch Office, NIS Group Co., Ltd.
     (5-32, Kinko-cho, Kanagawa-ku, Yokohama City, Kanagawa)
Nagoya Loan Center, NIS Group Co., Ltd.
     (5-31, Nishiki 3-chome, Naka-ku, Nagoya City, Aichi)
Osaka Sales Department, NIS Group Co., Ltd.
     (2-27, Shiromi 1-chome, Chuo-ku, Osaka City, Osaka)
Kobe Branch Office, NIS Group Co., Ltd.
     (2-20, Gokodori 4-chome, Chuo-ku, Kobe City, Hyogo)
Tokyo Stock Exchange, Inc.
(2-1, Nihonbashi Kabuto-cho, Chuo-ku, Tokyo)

Semi-annual Financial Report
FIRST SECTION: CORPORATE INFORMATION
Note:	All amounts in these financial statements are rounded down to the nearest unit.
ITEM 1.	OVERVIEW OF THE CORPORATION
1.	Key Financial Data and Trends

	Six Months Ended / As of September 30,			Year Ended / As of March 31,
	2004	2005	2006	2005	2006

	(in millions except percentages, shares, per share data and number of employees)
Consolidated Financial Data:
Operating revenues	¥20,813	¥28,387	¥37,862	¥45,867	¥60,991
Ordinary income	4,770	5,217	6,216	8,592	12,785
Net income (losses)	6,054	4,989	(452)	6,525	9,033
Net assets	59,585	67,490	85,548	65,793	79,824
Total assets	189,898	249,877	402,195	226,287	350,861
Net assets per share (in yen)	234.07	105.57	28.81	127.11	58.35
Net income (losses) per share (in yen):
Basic	23.88	7.96	(0.16)	12.67	6.91
Diluted	20.92	7.35	—	11.53	6.50
Net worth ratio (%)	31.4	27.0	20.4	29.1	22.8
Net cash provided by (used in) operating activities	35,116	(13,036)	(47,424)	16,202	(89,882)
Net cash used in investing activities	(10,902)	(6,139)	(3,234)	(15,825)	(17,144)
Net cash (used in) provided by financing activities	(22,851)	19,695	51,099	4,765	102,574
Cash and cash equivalents at end of period	21,605	25,958	23,530	25,376	21,105
Number of employees (persons)	849	867	1,162	818	998
Average number of temporary employees (persons)	82	102	94	85	100

Non-consolidated Financial Data:
Operating revenues	16,805	16,047	18,509	32,370	34,152
Ordinary income	4,432	3,547	3,039	7,989	8,109
Net income (losses)	4,567	4,309	(1,541)	6,279	6,944
Common stock	7,245	8,802	16,289	7,779	11,848
Issued shares (in thousand shares)	269,641	666,077	2,917,887	544,668	1,406,470
Net assets	57,426	64,987	76,667	64,861	74,752
Total assets	179,111	219,613	329,847	206,782	300,715
Net assets per share (in yen)	225.59	101.65	26.92	125.32	54.65
Net income (losses) per share (in yen):
Basic	18.01	6.88	(0.55)	12.21	5.32
Diluted	16.42	6.38	—	11.20	5.02
Dividends per share for corresponding period (in yen)	2.75	2.00	0.16	3.875	2.10
Net worth ratio (%)	32.1	29.6	23.2	31.4	24.9
Number of employees (persons)	743	715	844	680	720
Average number of temporary employees (persons)	73	92	82	74	90

Notes:	1.	Consumption taxes are excluded from operating revenues.

	2.	On November 19, 2004, NIS Group Co., Ltd. completed a 2-for-1 stock split.

	3.	On May 20, 2005, NIS Group Co., Ltd. completed a 1.2-for-1 stock split.

	4.	On November 18, 2005, NIS Group Co., Ltd. completed a 2-for-1 stock split.

	5.	On April 1, 2006, NIS Group Co., Ltd. completed a 2-for-1 stock split.

	6.	The half-year dividends per share for the six months ended September 30, 2004 include the ¥0.5 commemorative dividend in connection with the listing of a subsidiary’s shares on the stock exchange.

	7.	The full-year dividends per share for the year ended March 31, 2005 include the ¥0.25 commemorative dividend, reflecting retroactive adjustment of the 2-for-1 stock split completed on November 19, 2004, in connection with the listing of a subsidiary’s shares on the stock exchange.

	8.	Diluted net income per share for the six months ended September 30, 2006 was not presented because of net losses for the corresponding period.

	9.	The Accounting Standard Board of Japan Statement No. 5 “Accounting Standards for Presentation of Net Assets in Balance Sheets” and the Accounting Standard Board of Japan Guidance No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in Balance Sheets” were adopted beginning with the six months ended September 30, 2006.

Semi-annual Financial Report
2.	Description of Business

Principal business operations of NIS Group Co., Ltd. (the “Company”) and its subsidiaries and affiliates (collectively the “Group”) have not significantly changed during the six months ended September 30, 2006.

In addition, regarding business segments, “Real estate business,” which was included in “Other businesses” heretofore, is now disclosed as a separate segment for financial reporting purposes, beginning with the six months ended September 30, 2006, as this business has become significant.

3.	Overview of Subsidiaries and Affiliates

During the six months ended September 30, 2006, a total of 23 companies were consolidated into the Group: 20 companies were consolidated due to a change in accounting policy according to the Practical Issues Task Force No. 20, “Practical Solutions in the Application of Control Criteria and Influence Criteria to Investment Associations” issued by the Accounting Standard Board of Japan on September 8, 2006, and 3 companies were consolidated due to newly establishment.

In addition, 2 companies became equity-method affiliates during the six months ended September 30, 2006: CN Investments Co., Ltd. became equity-method affiliate due to a sale of a part of the Group’s equity interests, and another company was newly established.

Also, the equity method is no longer applied to Shinsei Business Finance Co., Ltd., Nissin Medical Partners Co., Ltd. and Webcashing.com Co., Ltd. since the Group’s equity interest in Shinsei Business Finance decreased to less than 20%, Nissin Medical Partners completed its liquidation, and all ownership interest in Webcashing.com Co., Ltd. owned by the Group was sold to outside investors, respectively.

The companies that became a consolidated subsidiary or an equity-method affiliate for the six months ended September 30, 2006 are as follows:

		Capital
Company name	Location	(in millions)	Main Business	Interest Owned (%)	Relationship

Consolidated subsidiary: NIS Construction Co., Ltd.	Shinjuku-ku, Tokyo	¥60	Other businesses	100.0%	1 concurrently serving director

22 other consolidated subsidiaries and 2 other equity-method affiliates

Note: “Main Business” refers to the “Business Segment”.

Semi-annual Financial Report
4.	Employees

(1)	Employees of the Group

September 30, 2006
	Integrated Financial Services	Loan Servicing	Real Estate Business	Other Businesses	Total

(persons)
Number of Employees	1,042 (85)	80 (8)	18 (-)	22 (1)	1,162 (94)

Notes:	1.	Each number presented in parentheses is the average number of temporary employees for the six months ended September 30, 2006, which is not included in the relevant number of full-time employees.

	2.	Temporary employees include part-timers and persons with short-term contracts, and exclude temporary employees dispatched from personnel agencies.

	3.	The number of employees increased by 164 persons, or 16.4%, compared with the end of the previous fiscal year, mainly due to recruitment of new and mid-career employees in accordance with business expansion plans.
(2)	Employees of the Company

September 30, 2006

(persons)
Number of Employees	844 (82)

Notes:	1.	The number presented in parentheses is the average number of temporary employees for the six months ended September 30, 2006, which is not included in the relevant number of full-time employees.

	2.	Temporary employees include part-timers and persons with short-term contracts, and exclude temporary employees dispatched from personnel agencies.

	3.	The number of employees increased by 124 persons, or 17.2%, compared with the end of the previous fiscal year, mainly due to recruitment of new and mid-career employees in accordance with business expansion plans.
(3)	Labor Union

None of the Group’s employees are members of any labor union. We consider the relations between management and labor to be excellent.

Semi-annual Financial Report
ITEM 2.	OVERVIEW OF BUSINESS
1.	Summary of Operating Results

(1)	Business Performance

For the six months ended September 30, 2006, the Japanese economy continued a steady recovery, backed by favorable corporate profitability. Among small and medium-sized enterprises, which are core customers of the Group, capital needs for the expansion of investment in businesses and capital expenditure increased continuously, driven by active business expansion by major companies. Also, corporate revivals increased, backed by economic recovery, in addition to an increase in capital needs related to real estate deals centering on metropolitan areas in Japan.

In this business environment, total operating revenues for the six months ended September 30, 2006 was ¥37,862 million, an increase of ¥9,474 million, or 33.4%, compared with the corresponding period of the previous fiscal year. This is attributable to an increase in interest income and loan origination fees due to an increase in loans receivable centering on real estate financing in the loan business, an increase in revenue from purchased loans and sales of real estate in the loan servicing business, and an increase in revenue from leases and installment loans due to the expansion of the leasing business.

Operating income for the six months ended September 30, 2006 was ¥6,351 million, an increase of ¥1,117 million, or 21.3%, compared with the corresponding period of the previous fiscal year. Consequently, ordinary income for the six months ended September 30, 2006 was ¥6,216 million, an increase of ¥998 million, or 19.1%, compared with the corresponding period of the previous fiscal year. However, as the Group changed the previous method for the estimation of reserves for losses on excess interest repayments based on the “Treatment in Audits concerning Reserves for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the industry specification committee report No. 37) announced by the Japanese Institute of Certified Accountants (“JICPA”) on October 13, 2006, the Group recorded the adjustment to estimated excess interest repayment-related costs of ¥7,077 million as special losses, which was the difference between the previous estimation and the current estimation. As a result, the Group recorded net losses of ¥452 million for the six months ended September 30, 2006, compared to net income of ¥4,989 million for the corresponding period of the previous fiscal year.

Conditions of the various group segments are described below:
1.	Integrated Financial Services
(a)	Loans

The Group and Aprek Co., Ltd., a JASDAQ listed consolidated subsidiary (Code: 8489), which mainly provided secured loans related to real estate and unsecured loans to enterprises, improved the screening system and expanded the credit information network to be more efficient and prompt in order to ensure high-quality loans receivable and strengthened the credit management system in accordance with the expansion of real estate financing.

As a result, originated loan amounts for the six months ended September 30, 2006 were ¥147,581 million, an increase of ¥74,458 million, or 101.8%, compared with the corresponding period of the previous fiscal year, and the total balance of loans outstanding as of September 30, 2006, was ¥247,665 million, an increase of ¥92,855 million, or 60.0%, compared with the balance at the end of the corresponding period of the previous fiscal year.

In addition, the Company reduced interest rates of its financial products, which would be newly treated on and after October 1, 2006, on a real interest-rate basis, taking into consideration the recent environment of the money lending industry, so as to further diversify its business and accelerate its tie-up strategy to acquire new customers.

Semi-annual Financial Report
(b)	Leasing

In the leasing business, NIS Lease Co., Ltd. and Nissin Lease (China) Co., Ltd., operating in Japan and the People’s Republic of China, respectively, focused on providing financial services such as leases and installment loans which were able to meet capital needs, such as for opening or expanding businesses, and of small and medium-sized businesses that experienced difficulties in fulfilling their financial needs in the existing lease market. As a result of these efforts, the total assets held for leases and installment loans, net of unearned revenue from installment loans, were ¥10,981 million, an increase of ¥3,433 million, or 45.5%, compared with the balance at the end of the corresponding period of the previous fiscal year.

(c)	Credit Guarantees

In the credit guarantee business, the Group guarantees unsecured and secured business owners loans receivable and unsecured consumer loans receivable of other companies by utilizing our credit expertise developed through our experiences in the loan business and our customer base of alliance companies as well as their brand value. We focused our efforts on business expansion and promoting efficiency through pursuing synergistic effects.

As a result of these efforts, the balance of guaranteed borrowings outstanding after the deduction of reserves for guarantee losses as of September 30, 2006 was ¥17,481 million, an increase of ¥7,832 million, or 81.2%, compared with the balance at the end of the corresponding period of the previous fiscal year.

(d)	Securities

In the securities business, NIS Securities Co., Ltd., a consolidated subsidiary, promotes the investment banking business, including advising on initial public offerings and providing proposals and offers for funding techniques to listed venture companies and small and medium-sized enterprises.
As a result of these efforts, operating revenue from integrated financial services for the six months ended September 30, 2006 was ¥23,051 million, an increase of ¥4,857 million, or 26.7%, while operating income from integrated financial services was ¥2,026 million, a decrease of ¥890 million, or 30.5%, compared with the corresponding period of the previous fiscal year, due to an increase of loan loss-related costs.

2.	Loan Servicing

Nissin Servicer Co., Ltd., a listed consolidated subsidiary on the Mothers Market of the Tokyo Stock Exchange (Code: 8426), promoted the acquisition of specific money claims through a proactive approach to financial institutions, efficient collecting on activities which take into consideration the revitalization and profitability of our customers, and enhancement of real estate-related businesses. As a result of these efforts, the total of purchased loans receivable and real estate for sale in loan servicing as of September 30, 2006 were ¥39,664 million, an increase of ¥21,173 million, or 114.5%, operating revenue from loan servicing for the six months ended September 30, 2006 was ¥12,040 million, an increase of ¥2,659 million, or 28.4%, and operating income from loan servicing was ¥3,251 million, an increase of ¥1,118 million, or 52.4%, respectively, compared with the corresponding period of the previous fiscal year.

Semi-annual Financial Report
3.	Real Estate Business

NIS Property Co., Ltd., a consolidated subsidiary, acquires real estate by the expansion of its network of property information as well as enhanced asset management in order to improve the value of holdings and investment efficiency. As a result of these efforts, the total balance of assets in real estate for sale in the real estate business as of September 30, 2006 was ¥27,058 million, an increase of ¥23,207 million or 602.6%, compared with the end of the corresponding period of the previous fiscal year. Operating revenue from the real estate business for the six months ended September 30, 2006 was ¥2,662 million, an increase of ¥1,962 million, or 280.4%, and operating income from real estate business was ¥433 million, an increase of ¥304 million, or 234.9%, compared with the corresponding period of the previous fiscal year.

4.	Other Businesses

Operating revenue from other businesses for the six months ended September 30, 2006 was ¥108 million, a decrease of ¥4 million, compared with the corresponding period of the previous fiscal year, and operating losses from other businesses was ¥183 million, a decrease of ¥58 million, compared with the corresponding period of the previous fiscal year.
As stated in “Segment Information — Business Segment Information,” the Group changed the classification of business segments and, accordingly, the information above is based on financial results of the current business segments after the change.
(2)	Cash Flows

As of September 30, 2006, cash and cash equivalents (“cash”) were ¥23,530 million, an increase of ¥2,424 million, compared with the end of the previous fiscal year, including an increase in cash from newly-consolidated subsidiaries. Overviews of cash flows are as follows:
(Cash Flows from Operating Activities)
Net cash used in operating activities for the six months ended September 30, 2006 was ¥47,424 million, compared to ¥13,036 million used for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥30,214 million used in net origination of notes and loans receivable, compared to ¥13,839 million used for the corresponding period of the previous fiscal year, ¥1,454 million used in net acquisition of purchased loans receivable, compared to ¥3,015 million used for the corresponding period of the previous fiscal year, ¥8,875 million used in acquisition of real estate for sale in the real estate business, and ¥8,380 million used in acquisition of real estate for sale in loan servicing, while income before income taxes and minority interests was ¥526 million compared to ¥9,092 million for the corresponding period of the previous fiscal year.
(Cash Flows from Investing Activities)
Net cash used in investing activities for the six months ended September 30, 2006 was ¥3,234 million, compared to ¥6,139 million used for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥5,004 million used in net acquisition of investment securities, compared to ¥1,886 million used for the corresponding period of the previous fiscal year.
(Cash Flows from Financing Activities)
Net cash provided by financing activities for the six months ended September 30, 2006 was ¥51,099 million, compared to ¥19,695 million provided for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥45,166 million provided by net proceeds from interest-bearing debt, compared to ¥20,148 million provided for the corresponding period of the previous fiscal year, and ¥7,835 million provided by proceeds from the issuance of new shares.

Semi-annual Financial Report
2.	Operating Results

(1)	Operating Results of the Group

1.	Operating Revenues by Business Segment

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Interest income from notes and loans receivable:
Notes receivable	¥10	0.0	¥105	0.3	¥85	0.1
Business owner loans	8,263	29.1	8,641	22.8	16,772	27.5
Secured loans	904	3.2	3,339	8.7	2,875	4.7
Consumer loans	4,760	16.8	3,959	10.5	9,113	15.0

Total interest income from notes and loans receivable	13,938	49.1	16,046	42.3	28,846	47.3

Fees received	880	3.1	1,951	5.2	2,785	4.6
Guarantee fees received	621	2.2	878	2.3	1,385	2.3
Revenue from leases and installment loans	2,057	7.3	2,940	7.8	4,450	7.3
Other	696	2.4	1,234	3.3	2,658	4.3

Total	4,255	15.0	7,005	18.6	11,281	18.5

Sub-total	18,194	64.1	23,051	60.9	40,127	65.8

Loan servicing
Revenue from purchased loans	4,968	17.5	8,613	22.7	11,921	19.6
Other	4,412	15.5	3,426	9.1	5,722	9.4

Sub-total	9,380	33.0	12,040	31.8	17,644	29.0

Real estate business
Revenue from sales of real estate	660	2.4	2,100	5.5	2,832	4.6
Other	39	0.1	561	1.5	143	0.2

Sub-total	699	2.5	2,662	7.0	2,976	4.8

Other businesses
Other	112	0.4	108	0.3	243	0.4

Total	¥28,387	100.0	¥37,862	100.0	¥60,991	100.0

Notes:	1.	Business segments presented above are identical to the business segments presented in “Segment Information — 1. Business Segment Information.” In addition, regarding business segments, “Real estate business,” which was included in “Other businesses” heretofore, is now disclosed as a separate segment for financial reporting purpose beginning with the six months ended September 30, 2006, as this business has become significant.

	2.	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report
2.	Operating Assets by Business Segment

	September 30,				March 31,
	2005		2006		2006
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Discount notes and loans receivable:
Notes receivable	¥139	0.1	¥1,615	0.5	¥2,298	0.9
Business owner loans	80,026	43.0	84,850	25.9	87,589	32.0
Secured loans	28,569	15.4	123,302	37.6	91,311	33.4
Consumer loans	46,074	24.7	37,896	11.5	43,040	15.7

Total notes and loans receivable	154,810	83.2	247,665	75.5	224,240	82.0

Assets held for finance leases, of which ownership is non-transferable:
Machinery	308	0.2	282	0.1	306	0.1
Equipment	1,949	1.0	2,597	0.8	2,213	0.8
Software	278	0.2	418	0.1	358	0.2
Other	26	0.0	47	0.0	53	0.0

Total assets held for finance leases, of which ownership is non-transferable	2,562	1.4	3,346	1.0	2,931	1.1

Assets held for operating leases	844	0.5	1,842	0.6	1,429	0.5
Installment loans	4,141	2.2	5,791	1.8	4,274	1.6
Other	1,356	0.7	2,765	0.8	1,482	0.5

Sub-total	163,715	88.0	261,412	79.7	234,359	85.7

Loan servicing
Purchased loans receivable	17,328	9.3	25,144	7.7	24,038	8.8
Real estate for sale — loan servicing	1,163	0.6	14,519	4.4	6,126	2.2

Sub-total	18,491	9.9	39,664	12.1	30,165	11.0

Real estate business
Real estate for sale — real estate business	3,850	2.1	27,058	8.2	9,107	3.3

Sub-total	3,850	2.1	27,058	8.2	9,107	3.3

Total	¥186,057	100.0	¥328,135	100.0	¥273,631	100.0

Notes:	1.	Installment loans represent the total amount of installment loans less the amount of unearned revenue from installment loans.

	2.	In addition to those presented above, guaranteed borrowings outstanding in connection with the credit guarantee business in the integrated financial services segment are as follows:

	September 30,		March 31,
	2005	2006	2006
	Amount	Amount	Amount

		(in millions)
Guaranteed borrowings outstanding	¥9,649	¥17,481	¥12,220

Note: Guaranteed borrowings outstanding presented above are the amounts after the deduction of reserves for guarantee losses.

3.	Regarding business segments, “Real estate business” is now disclosed as a separate segment for financial reporting purposes, beginning with the six months ended September 30, 2006, as this business has become significant. As a result of this change, the balance of “Real estate for sale — real estate business” in “Real estate business” is added to the previous presentation for the six months ended September 30, 2005 and for the year ended March 31, 2006, respectively.

Semi-annual Financial Report

(2)	Operating Results of the Company

	A.	Disclosure under the “Regulation for Disclosure of Special Finance Companies”

	1.	Loans Outstanding by Category

	September 30, 2005
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Amount	of Total	Interest Rate

	(in millions except accounts, percentages and interest rates)

Consumers:
Unsecured loans (except housing loans)	37,739	48.3	¥45,626	29.5	23.77%
Secured loans (except housing loans)	166	0.2	1,467	0.9	11.72
Housing loans	—	—	—	—	—

Sub-total	37,905	48.5	47,093	30.4	23.40

Business owners:
Unsecured loans	39,870	51.0	79,323	51.2	23.59
Secured loans	336	0.4	28,254	18.3	7.56
Notes receivable	91	0.1	139	0.1	13.21

Sub-total	40,297	51.5	107,716	69.6	19.37

Total	78,202	100.0	¥154,810	100.0	20.62%

	September 30, 2006
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Amount	of Total	Interest Rate

	(in millions except accounts, percentages and interest rates)

Consumers:
Unsecured loans (except housing loans)	32,542	47.0	¥37,466	16.3	23.38%
Secured loans (except housing loans)	151	0.2	1,602	0.7	10.53
Housing loans	—	—	—	—	—

Sub-total	32,693	47.2	39,068	17.0	22.85

Business owners:
Unsecured loans	35,779	51.7	72,071	31.3	23.19
Secured loans	604	0.9	118,928	51.6	6.88
Notes receivable	116	0.2	186	0.1	10.67

Sub-total	36,499	52.8	191,185	83.0	13.04

Total	69,192	100.0	¥230,254	100.0	14.70%

Note: Each amount represents the sum of loans receivable and notes receivable.

Semi-annual Financial Report
2.	Loans Outstanding by Type of Pledged Assets

	September 30,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Pledged Assets	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Investment securities	22	0.0	¥687	0.4	53	0.1	¥5,972	2.6
Equity stock (included above)	17	0.0	645	0.4	41	0.1	5,713	2.5
Receivables	39	0.1	279	0.2	33	0.1	249	0.1
Bank deposits (included above)	—	—	—	—	—	—	—	—
Products	16	0.0	24	0.0	17	0.0	627	0.3
Real estate	422	0.5	28,550	18.5	649	0.9	113,648	49.3
Foundations	—	—	—	—	—	—	—	—
Other	3	0.0	179	0.1	3	0.0	33	0.0

Sub-total	502	0.6	29,721	19.2	755	1.1	120,530	52.3

Guaranteed	50,790	65.0	98,300	63.5	43,363	62.6	81,893	35.6
Unsecured	26,819	34.3	26,648	17.2	24,958	36.1	27,643	12.0
Notes receivable	91	0.1	139	0.1	116	0.2	186	0.1

Sub-total	77,700	99.4	125,088	80.8	68,437	98.9	109,723	47.7

Total	78,202	100.0	¥154,810	100.0	69,192	100.0	¥230,254	100.0

Note: Each amount represents the sum of loans receivable and notes receivable.
3.	Loans Outstanding by Loan Term

	September 30,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Term	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Revolving loans	26,819	34.3	¥26,648	17.2	24,958	36.1	¥27,643	12.0
One year or less	779	1.0	26,653	17.2	1,067	1.5	92,535	40.2
Over one year to 5 years	48,735	62.3	94,445	61.0	41,208	59.6	101,487	44.1
Over 5 years to 10 years	1,851	2.4	6,757	4.4	1,944	2.8	8,394	3.6
Over 10 years to 15 years	13	0.0	230	0.2	15	0.0	193	0.1
Over 15 years to 20 years	5	0.0	74	0.0	—	—	—	—
Over 20 years to 25 years	—	—	—	—	—	—	—	—
Over 25 years	—	—	—	—	—	—	—	—

Total	78,202	100.0	¥154,810	100.0	69,192	100.0	¥230,254	100.0

Average loan term per account	50 months				49 months

Notes:	1.	Average loan term per account is calculated based on the assumption that the loan term of the revolving loan contract, which is automatically renewed every three years, is three years.

	2.	Each amount represents the sum of loans receivable and notes receivable.

Semi-annual Financial Report
4.	Loans Outstanding by Type of Industry

	September 30,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Type of Industry	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Manufacturing	2,127	2.7	¥5,320	3.4	1,880	2.8	¥5,254	2.3
Construction	4,616	5.9	12,762	8.2	4,089	5.9	12,933	5.6
Public utilities	—	—	—	—	—	—	—	—
Transportation / communication	979	1.3	2,106	1.4	852	1.2	1,907	0.8
Wholesale / retail / restaurants	22,785	29.1	41,731	27.0	20,593	29.8	42,965	18.7
Finance / insurance	276	0.4	2,850	1.8	268	0.4	4,047	1.8
Real estate	694	0.9	20,852	13.5	838	1.2	80,355	34.9
Service	7,701	9.8	19,378	12.5	7,142	10.3	41,438	18.0
Individuals	37,905	48.5	47,093	30.4	32,693	47.2	39,068	17.0
Other	1,119	1.4	2,714	1.8	837	1.2	2,283	0.9

Total	78,202	100.0	¥154,810	100.0	69,192	100.0	¥230,254	100.0

Note: Each amount represents the sum of loans receivable and width="94%" receivable.
5.	Funding Status

	September 30,
	2005		2006
		Average		Average
	Amount	Borrowing Rate	Amount	Borrowing Rate

	(in millions except percentages)
Borrowings from financial institutions	¥98,355	1.91%	¥153,492	1.52%
Other	46,620	1.30	89,820	0.94
Bonds and commercial paper (included above)	42,801	1.31	56,850	0.97

Total	¥144,976	1.74%	¥243,313	1.29%

The Company’s capital	¥75,604	—	¥97,763	—
Common stock (included above)	8,802	—	16,289	—

Notes:	1.	The Company’s capital represents the amount of total assets plus allowances less the sum of total liabilities and the planned amount of dividends.

	2.	The average borrowing rate is the weighted-average interest rate of borrowings during the period .

Semi-annual Financial Report
B.	Overview of Operations
1.	Number of Branches

	September 30,
	2005	2006

Manned branches and loan centers	50	47

2.	Operating Revenues
(a)	Operating Revenue by Operating Activity

	Six Months Ended September 30,
	2005		2006
		Percentage of		Percentage of
	Amount	Total	Amount	Total

	(in millions except percentages)
Interest income from notes and loans receivable:
Notes receivable	¥10	0.1	¥11	0.1
Business owner loans	8,263	51.5	7,728	41.7
Secured loans	904	5.6	3,195	17.3
Consumer loans	4,760	29.7	3,959	21.4

Sub-total	13,938	86.9	14,895	80.5

Other financial income:
Interest from deposits	0	0.0	0	0.0
Other	0	0.0	6	0.0

Sub-total	0	0.0	7	0.0

Other operating income:
Fee received	880	5.5	1,896	10.2
Recovery from loans previously charged off	318	2.0	422	2.3
Guarantee fees received	574	3.5	788	4.3
Other	335	2.1	499	2.7

Sub-total	2,108	13.1	3,606	19.5

Total	¥16,047	100.0	¥18,509	100.0

Note:	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report
(b)	Interest Income from and Loans Receivable by Region

	Six Months Ended September 30,
	2005		2006
		Percentage		Percentage
Region	Amount	of Total	Amount	of Total

	(in millions except percentages)
Hokkaido	¥633	4.5	¥499	3.3
Tohoku	340	2.4	331	2.2
Kanto	6,714	48.2	8,468	56.9
Chubu	1,277	9.2	1,080	7.3
Kinki	2,219	15.9	2,241	15.0
Chugoku	961	6.9	742	5.0
Shikoku	375	2.7	331	2.2
Kyushu	1,417	10.2	1,200	8.1

Total	¥13,938	100.0	¥14,895	100.0

Notes:	1.	Consumption taxes are excluded from the amounts presented above.

	2.	“Regions” are categorized by location of the branch or loan center. The prefectures included in each region are as follows:

		(The same definitions of regions also apply under 4 — (d)).

Hokkaido:	Hokkaido
Tohoku:	Iwate, Miyagi, Fukushima
Kanto:	Ibaraki, Tochigi, Gunma, Saitama, Chiba, Tokyo, Kanagawa
Chubu:	Niigata, Ishikawa, Nagano, Shizuoka, Aichi
Kinki:	Kyoto, Osaka, Hyogo, Nara
Chugoku:	Okayama, Hiroshima
Shikoku:	Tokushima, Kagawa, Ehime, Kochi
Kyushu:	Fukuoka, Kumamoto, Oita, Kagoshima, Okinawa
3.	Originated Loan Amounts by Product

	Six Months Ended September 30,
	2005		2006
		Percentage		Percentage
Loan Product	Amount	of Total	Amount	of Total

	(in millions except percentages)
Notes receivable	¥298	0.4	¥445	0.3
Business owner loans	34,029	46.6	23,489	17.7
Secured loans	29,784	40.7	102,677	77.3
Consumer loans	9,010	12.3	6,299	4.7

Total	¥73,123	100.0	¥132,911	100.0

Semi-annual Financial Report
4.	Loans Outstanding
(a)	Loans Outstanding by Product

	September 30,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Product	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Notes receivable	91	0.1	¥139	0.1	116	0.2	¥186	0.1
Business owner loans	39,936	51.1	80,026	51.7	35,869	51.8	75,465	32.8
Secured loans	419	0.5	28,569	18.5	637	0.9	116,706	50.7
Consumer loans	37,756	48.3	46,074	29.7	32,570	47.1	37,896	16.4

Total	78,202	100.0	¥154,810	100.0	69,192	100.0	¥230,254	100.0

Note:	Each amount represents the sum of loans receivable and notes receivable.
(b)	Loans Outstanding by Loan Balance

	September 30,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Balance	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
¥500,000 or less	18,008	23.0	¥5,352	3.5	19,288	27.9	¥5,505	2.4
¥500,001 ~ ¥1,000,000	15,825	20.3	12,383	8.0	14,431	20.8	11,168	4.8
¥1,000,001 ~ ¥3,000,000	35,592	45.5	63,741	41.2	25,786	37.3	46,726	20.3
¥3,000,001 ~ ¥5,000,000	6,648	8.5	26,052	16.8	7,192	10.4	28,726	12.5
¥5,000,001 ~ ¥10,000,000	1,658	2.1	11,296	7.3	1,792	2.6	11,942	5.2
Over ¥10,000,000	471	0.6	35,983	23.2	703	1.0	126,185	54.8

Total	78,202	100.0	¥154,810	100.0	69,192	100.0	¥230,254	100.0

Average balance of loans outstanding per account (in thousands)		¥ 1,980				¥ 3,327

Note:	Each amount represents the sum of loans receivable and notes receivable.
(c)	Loans Outstanding by Interest Rate

	September 30,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Interest Rate	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Less than 15%	399	0.5	¥30,920	20.0	777	1.1	¥123,152	53.5
15% or more but less than 20%	3,155	4.0	13,066	8.4	4,113	6.0	16,032	7.0
20% or more but less than 25%	48,074	61.5	87,628	56.6	41,120	59.4	69,758	30.3
From 25% to 29.2%	26,574	34.0	23,195	15.0	23,182	33.5	21,311	9.2

Total	78,202	100.0	¥154,810	100.0	69,192	100.0	¥230,254	100.0

Average contractual interest rate (%)		20.62%				14.7%

Notes:	1.	Each amount represents the sum of loans receivable and notes receivable.

	2.	The average contractual interest rate is not real interest-rate basis taking into consideration loan origination fees received, but the weighted-average contractual interest rate at the end of period.

Semi-annual Financial Report

(d)	Loans Outstanding by Region

	September 30,
	2005				2006
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Region	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Hokkaido	3,042	3.9	¥5,064	3.3	2,304	3.3	¥3,970	1.7
Tohoku	1,658	2.1	2,623	1.7	1,284	1.9	3,035	1.3
Kanto	37,735	48.2	87,033	56.2	38,011	54.9	157,645	68.5
Chubu	6,174	7.9	10,571	6.8	4,568	6.6	9,201	4.0
Kinki	12,566	16.1	24,105	15.6	7,310	10.6	28,825	12.5
Chugoku	4,703	6.0	7,769	5.0	3,360	4.8	5,682	2.5
Shikoku	5,539	7.1	6,308	4.1	7,534	10.9	8,712	3.8
Kyushu	6,785	8.7	11,333	7.3	4,821	7.0	13,181	5.7

Total	78,202	100.0	¥154,810	100.0	69,192	100.0	¥230,254	100.0

Notes:	1.	The definitions of regions are listed in 2-(b).

	2.	Each amount represents the sum of loans receivable and notes receivable.

Semi-annual Financial Report

3.	Challenges for the Group
There were no significant changes in the business and financial issues of the Group and no new issues arose during the six months ended September 30, 2006.
4.	Significant Contracts
None
5.	Research and Development
None

Semi-annual Financial Report

ITEM 3.	OVERVIEW OF PROPERTY AND EQUIPMENT
1.	Major Property and Equipment
There were no significant changes in the Group’s major property and equipment during the six months ended September 30, 2006.
2.	Plans of Acquisitions and Disposals of Property and Equipment
(1)	Acquisitions of Major Property and Equipment
1.	Assets for Internal Use
The following relocations and acquisitions, which were planned as of March 31, 2006, were implemented during the six months ended September 30, 2006:

	Description	Expenditures
Company Name	(Business Segment)	(in millions)	Date of Completion

NIS Group Co., Ltd.	Refurbishment of Tokyo head office (Integrated financial services)	¥84	August 2006

	Relocation and renovation of 11 branches and loan centers (Integrated financial services)	10	September 2006

Notes:	1.	The amounts of expenditures include the amounts of security deposits for leased offices.

	2.	Consumption taxes are excluded from the amounts presented above.

	3.	¥38 million for earthquake-resistant construction, which was not planned as of March 31, 2006, is included in expenditures for refurbishment of the Tokyo head office.
In addition, the following relocations and acquisitions of major property and equipment have been determined during the six months ended September 30, 2006:

		Expenditure Plan (in millions)
				Amount
	Description	Total	Amount	Estimated		Expected Date
Company Name	(Business Segment)	Amount	Paid	to Pay	Date Started	of Completion

NIS Group Co., Ltd.	Renovation of Tokyo head office, branches and loan centers (Integrated financial services)	¥247	—	¥247	October 2006	March 2007

Aprek Co., Ltd.	Integration of branches (Integrated financial services)	12	—	12	December 2006	March 2007

Notes:	1.	All future capital expenditures above will be made without additional funding.

	2.	The amounts of expenditures include the amounts of security deposits for leased offices.

	3.	The increase in the above property and equipment will have no significant effect on the financial position or results of operations.

	4.	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report

2.	Assets Held for Leases
The following acquisitions of assets held for leases, which were planned as of March 31, 2006, were implemented during the six months ended September 30, 2006:

	Description	Expenditures
Company Name	(Business Segment)	(in millions)

NIS Lease Co., Ltd.	Assets held for leases (Integrated financial services)	¥1,414

Note:	Consumption taxes are excluded from the amount presented above.
In addition, there were no significant changes in plans for acquisitions of assets held for leases during the six months ended September 30, 2006.
(2)	Disposals of Major Property and Equipment
There were no disposals of major property and equipment planned or implemented as of March 31, 2006.

In addition, the following disposals of major property and equipment have been determined during the six months ended September 30, 2006:

	Description	Book Value as of September 30, 2006	Expected Date
Company Name	(Business Segment)	(in millions)	of Disposal

NIS Group Co., Ltd.	Renovation of Tokyo head office (Integrated financial services)	¥35	January 2007

Notes:	1.	The effect of disposals of the above property and equipment on the financial position or results of operations will be insignificant.

	2.	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report

ITEM 4.	OVERVIEW OF THE COMPANY
1.	Information on Capital Stock
(1)	The Total Number of Shares
1.	Total Number of Authorized Shares

Type of Shares	Number of Shares (shares)

Common stock	7,680,000,000

Total	7,680,000,000

2.	Total Number of Issued Shares

			December 12, 2006
Type of Shares	September 30, 2006		(filing date)	Stock Exchange	Details

		(shares)		Tokyo Stock Exchange
Common stock	2,917,887,012		2,917,887,012	(First Section)	—
				New York Stock Exchange

Total	2,917,887,012		2,917,887,012	—	—

Note:	The number of issued shares of common stock does not include the number of shares newly issued upon the exercise of stock rights, including conversions of former convertible bonds, during the period from December 1, 2006 to the filing date of this semi-annual financial report.

Semi-annual Financial Report

(2)	Information on Stock Rights and Convertible Bonds
Stock Rights
(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	September 30, 2006	November 30, 2006

Number of stock rights (units):	25,989	24,588
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	24,949,440(1)	23,604,480(1)
Amount to be paid in upon stock right exercise (in yen per share):	¥53(2)	¥53(2)
Exercise period:	August 1, 2004 ~ July 31, 2007	August 1, 2004 ~ July 31, 2007
Exercise price (in yen per share):	¥53	¥53
Amount to be credited to common stock (in yen per share):	¥27	¥27
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contract, employee, including employee of the Group loaned to other companies and employee of other companies loaned to the Group, or temporary employee with tenure of over one year of the Group, or director, statutory auditor or employee of a business partner company of the Company approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the Contract on Granting New Share Subscription Rights executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment	—

Notes:	(1)	In the event of a split or consolidation of the Company’s stock, the number of shares issuable upon exercise per stock right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share:

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	(2)	In the event of a split or consolidation of the Company’s stock, the paid-in amount of exercised shares per stock right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×	Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share
Current market price per share
				Number of already issued shares +			Number of newly issued (distributed) shares

Semi-annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	September 30, 2006	November 30, 2006

Number of stock rights (units):	480	480
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	460,800(1)	460,800(1)
Amount to be paid in upon stock right exercise (in yen per share):	¥55 (2)	¥55 (2)
Exercise period:	February 1, 2005 ~ January 31, 2008	February 1, 2005 ~ January 31, 2008
Exercise price (in yen per share):	¥55	¥55
Amount to be credited to common stock (in yen per share):	¥28	¥28
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contract, employee, including employee of the Group loaned to other companies and employee of other companies loaned to the Group, or temporary employee with tenure of over one year of the Group, or director, statutory auditor or employee of a business partner company of the Company approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the Contract on Granting New Share Subscription Rights executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment	—

Notes:	(1)	In the event of a split or consolidation of the Company’s stock, the number of shares issuable upon exercise per stock right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share:

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	(2)	In the event of a split or consolidation of the Company’s stock, the paid-in amount of exercised shares per stock right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×	Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share
Current market price per share
				Number of already issued shares +			Number of newly issued (distributed) shares

Semi-annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	September 30, 2006	November 30, 2006

Number of stock rights (units):	3,608	3,608
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	3,463,680(1)	3,463,680(1)
Amount to be paid in upon stock right exercise (in yen per share):	¥67(2)	¥67(2)
Exercise period:	May 1, 2005 ~ April 30, 2008	May 1, 2005 ~ April 30, 2008
Exercise price (in yen per share):	¥67	¥67
Amount to be credited to common stock (in yen per share):	¥34	¥34
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contract, employee, including employee of the Group loaned to other companies and employee of other companies loaned to the Group, or temporary employee with tenure of over one year of the Group, or director, statutory auditor or employee of a business partner company of the Company approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the Contract on Granting New Share Subscription Rights executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment	—

Notes:	(1)	In the event of a split or consolidation of the Company’s stock, the number of shares issuable upon exercise per stock right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share:

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	(2)	In the event of a split or consolidation of the Company’s stock, the paid-in amount of exercised shares per stock right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×	Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share
Current market price per share
				Number of already issued shares +			Number of newly issued (distributed) shares

Semi-annual Financial Report
(Approved at the Annual Shareholders’ Meeting on June 22, 2005)

	September 30, 2006	November 30, 2006

Number of stock rights (units):	21,390	21,090
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	8,556,000(1)	8,436,000(1)
Amount to be paid in upon stock right exercise (in yen per share):	¥58(2)	¥58(2)
Exercise period:	August 1, 2005 ~ July 31, 2008	August 1, 2005 ~ July 31, 2008
Exercise price (in yen per share):	¥58	¥58
Amount to be credited to common stock (in yen per share):	¥29	¥29
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contract, employee, including employee of the Group loaned to other companies and employee of other companies loaned to the Group, or director, statutory auditor or employee of a business partner company of the Company approved by the Board of Directors at the time of the exercise of such new subscription rights. The business partners approved by the Board of Directors are bound by the Contract on Granting New Share Subscription Rights (the “Contract”) entered into between the Company and each grantee. However, stock rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the Contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment	—

Notes:	(1)	In the event of a split or consolidation of the Company’s stock, the number of shares issuable upon exercise per stock right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share:

Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

(2)	In the event of a split or consolidation of the Company’s stock, the paid-in amount of exercised shares per stock right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted = Paid-in amount before adjustment/Split or consolidation ratio

In addition, in the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×	Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share
Current market price per share
				Number of already issued shares +			Number of newly issued (distributed) shares

Semi-annual Financial Report
(Approved at the Annual Shareholders’ Meeting on June 22, 2005)

	September 30, 2006	November 30, 2006

Number of stock rights (units):	4,600	4,600
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	1,840,000(1)	1,840,000(1)
Amount to be paid in upon stock right exercise (in yen per share):	¥131(2)	¥131(2)
Exercise period:	April 1, 2006 ~ March 31, 2009	April 1, 2006 ~ March 31, 2009
Exercise price (in yen per share):	¥131	¥131
Amount to be credited to common stock (in yen per share):	¥66	¥66
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contract, employee, including employee of the Group loaned to other companies and employee of other companies loaned to the Group, or director, statutory auditor or employee of a business partner company of the Company approved by the Board of Directors at the time of the exercise of such new subscription rights. The business partners approved by the Board of Directors are bound by the Contract on Granting New Share Subscription Rights (the “Contract”) entered into between the Company and each grantee. However, stock rights may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the Contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors
Substitution item for cash payment	—

Notes:	(1)	In the event of a split or consolidation of the Company’s stock, the number of shares issuable upon exercise per stock right unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share:

Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

(2)	In the event of a split or consolidation of the Company’s stock, the paid-in amount of exercised shares per stock right unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted = Paid-in amount before adjustment/Split or consolidation ratio

In addition, in the event that the Company issues new shares or distributes shares of treasury stock of the Company at a price lower than the current market price after the issuance of the stock right, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

Paid-in amount as adjusted	=	Paid-in amount before adjustment	×	Number of already issued shares	+	Number of newly issued (distributed) shares	×	Paid-in price per share
Current market price per share
				Number of already issued shares +			Number of newly issued (distributed) shares

Semi-annual Financial Report
(3)	Changes in the Number of Issued Shares and Balance of Paid-in Capital

	Increase in Issued	Balance of Issued
	Shares of	Shares of			Change in	Balance of
	Common Stock	Common Stock	Change in	Balance of	Additional	Additional
Date	(shares)	(shares)	Common Stock	Common Stock	Paid-in Capital	Paid-in Capital

	(in millions except shares)
April 1, 2006	1,406,470,644	2,812,941,288	¥—	¥11,848	¥—	¥14,253
June 12, 2006	86,021,600	2,898,962,888	4,043	15,891	3,956	18,210
April 1, 2006 ~ September 30, 2006	18,924,124	2,917,887,012	397	16,289	376	18,586

Notes:	1.	The increase in the number of issued shares of common stock on April 1, 2006 was due to the 2-for-1 stock split.

	2.	The increases in the number of issued shares of common stock and the balance of common stock and additional paid-in capital on June 12, 2006 were due to the allocation of new shares to third parties as follows:

Issue price of new share (in yen)	¥93
Amount to be credited to common stock (in yen)	¥47
Underwriter	Sumitomo Mitsui Banking Corporation

3.	The increases in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the six months ended September 30, 2006 were due to the conversion of convertible bonds.
(4)	Principal Shareholders (Top 10)

		September 30, 2006
		Shares of Common Stock Owned
		Number of Shares	Percentage of Total
Name	Address	(thousand shares)	Issued Shares

Nissin Building Co., Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	335,702	11.50
Shuho, Ltd.	5-8, Nishi-Shinjuku 7-chome, Shinjuku-ku, Tokyo	327,375	11.22
Kunihiko Sakioka	Setagaya-ku, Tokyo	89,617	3.07
The Master Trust Bank of Japan, Ltd.	11-3, Hamamatsu-cho 2-chome, Minato-ku, Tokyo	87,228	2.99
Sumitomo Mitsui Banking Corporation	1-2, Yuraku-cho 1-chome, Chiyoda-ku,Tokyo	86,021	2.95
Hideo Sakioka	Matsuyama City, Ehime	78,696	2.70
Japan Securities Finance Co., Ltd.	2-10, Nihonbashi-Kayabacho 1-chome, Chuo-ku, Tokyo	49,412	1.69
Japan Trustee Services Bank, Ltd.	8-11, Harumi 1-chome, Chuo-ku, Tokyo	47,852	1.64
Midori Moriyama	Matsuyama City, Ehime	40,324	1.38
Michimasa Sakioka	Matsuyama City, Ehime	37,104	1.27

Total	—	1,179,334	40.42

Notes:	1.	70,227 thousand shares of treasury stock, comprising 2.41% of the total number of issued shares as of September 30, 2006, are not accounted for in the above list of principal shareholders.

	2.	Of the shares held above, the following are related to trust businesses:

The Master Trust Bank of Japan, Ltd.	87,228 thousand shares
Japan Trustee Services Bank, Ltd.	47,852 thousand shares

Semi-annual Financial Report
(5)	Voting Rights of Capital Stock
1.	Issued Shares

The following table shows the numbers of shares issued and voting rights by type of such issued shares as of September 30, 2006:

	Number of Shares Issued	Number of
Type	(shares)	Voting Rights	Details

Non-voting capital stock	—	—	—
Capital stock with restricted voting rights (Treasury stock)	—	—	—
Capital stock with restricted voting rights (Other)	—	—	—
Capital stock with voting rights (Treasury stock)	(Treasury stock) Common stock 70,227,400	—	—
Capital stock with voting rights (Other)	Common stock 2,847,414,700	28,474,147	—
Capital stock below 1 unit under Japanese Unit Share System	Common stock 244,912	—	—
Total number of shares of capital stock issued	2,917,887,012	—	—
Total number of voting rights	—	28,474,147	—

Notes:	1.	537,900 shares (equivalent to 5,379 voting rights) nominally owned by Japan Securities Depositary Center, Inc., are included in the “Capital stock with voting rights (Other).”

	2.	37 shares of treasury stock are included in the “Capital stock below 1 unit under Japanese Unit Share System.”
2.	Treasury Stock

The following table shows the details on treasury stock as of September 30, 2006:

		Shares of Common Stock Owned
		Under the	Under Other	Total Number	Percentage of Total
Owner	Address	Company’s Name	Names	of Shares	Issued Shares
		(shares except percentages)
(Treasury stock) Nissin Co., Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	70,227,400	—	70,227,400	2.41%

Total	—	70,227,400	—	70,227,400	2.41%

Note:	Nissin Co., Ltd. changed its company name to NIS Group Co., Ltd. on October 1, 2006, in accordance with a resolution of the 47th Annual Shareholders’ Meeting held on June 24, 2006.
2.	Market Price Information

The following table shows the monthly highest and lowest prices of the shares of the Company’s common stock during the six months ended September 30, 2006:

	April 2006	May 2006	June 2006	July 2006	August 2006	September 2006

	(in yen)
Highest	¥131	¥117	¥98	¥91	¥82	¥82
Lowest	107	88	77	52	62	72

Note:	The above prices are those quoted on the First Section of the Tokyo Stock Exchange.

Semi-annual Financial Report
3.	Changes in Directors and Statutory Auditors

Changes in directors and statutory auditors during the period from the filing date of the Annual Financial Report for the previous fiscal year to the filing date of the Semi-annual Financial Report under review are as follows:

Internal Reassignment

Current Position	Previous Position	Name	Date of Reassignment

Executive Director of the Board & Executive Officer (Officer-in-Charge Investor Relations Dept. & East Asia Region)	Executive Director of the Board & Executive Officer (General Manager, Investor Relations Dept. & Officer-in-Charge East Asia Region)	Yunwei Chen	August 1, 2006

Note:	The Group has introduced an executive officer system. Changes in executive officers during the period from the filing date of the Annual Financial Report for the previous fiscal year to the filing date of the Semi-annual Financial Report under review are as follows:

Resignation of executive officer

Title	Position	Name	Date of Resignation

Executive Officer	General Manager, Real Estate Finance 1st Dept.	Mitsuo Sakama	July 31, 2006

Semi-annual Financial Report

ITEM 5.	FINANCIAL STATEMENTS
1.	In respect of the requirements for the preparation of the semi-annual consolidated and non-consolidated financial statements:
(1)	The preparation of the semi-annual consolidated financial statements conforms to the Regulations concerning Terminology, Forms and Methods of Preparation of the Semi-annual Consolidated Financial Statements (the “SCFS Regulation”), issued by the Ministry of Finance (MOF Ordinance No. 24, 1999).

The semi-annual consolidated financial statements as of and for the six months ended September 30, 2005 were prepared in conformity with the SCFS Regulation before it was amended, and the semi-annual consolidated financial statements as of and for the six months ended September 30, 2006 were prepared in conformity with the SCFS Regulation as amended.
(2)	The preparation of the semi-annual non-consolidated financial statements conforms to the Regulations concerning Terminology, Forms and Methods of Preparation of the Semi-annual Financial Statements (the “SFS Regulation”), issued by the Ministry of Finance (MOF Ordinance No. 38, 1977).

The semi-annual non-consolidated financial statements as of and for the six months ended September 30, 2005 were prepared in conformity with the SFS Regulations before it was amended, and the semi-annual non-consolidated financial statements as of and for the six months ended September 30, 2006 were prepared in conformity with the SFS Regulation as amended.
2.	In respect of the report of independent certified public accountants:

The Group’s semi-annual consolidated financial statements and the Company’s semi-annual non-consolidated financial statements as of and for the six months ended September 30, 2005 and those as of and for the six months ended September 30, 2006 were audited by Sanyu & Co. pursuant to the Japanese Securities and Exchange Law Regulation193-2.

1.	Semi-annual Consolidated Financial Statements
(1)	Semi-annual Consolidated Financial Statements
1.	Consolidated Balance Sheets

	September 30,				March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets	Amount	Total Assets

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 2)	¥26,778		¥24,548		¥22,788
Notes and loans receivable (Notes 2,3,5,6,7 and 8)	154,810		247,665		224,240
Purchased loans receivable (Note 2)	17,328		25,144		24,038
Real estate for sale — loan servicing (Note 2)	1,163		14,519		6,126
Real estate for sale — real estate business (Note 2)	—		27,058		9,107
Other (Note 2)	18,536		21,923		17,882
Allowance for loan losses	(9,217)		(13,426)		(9,572)

Total Current Assets	209,399	83.8	347,434	86.4	294,611	84.0

Fixed Assets:
Tangible fixed assets (Note 1)
Assets held for leases	3,114		4,766		3,997
Land	356		825		825
Other	708		933		854

Total tangible fixed assets	4,178		6,524		5,677

Intangible fixed assets	2,508		2,380		2,458

Investments and other assets
Investment securities (Note 9)	21,847		30,023		34,501
Other (Note 6)	15,194		21,349		17,478
Allowance for loan losses	(3,252)		(5,517)		(3,866)

Total investments and other assets	33,789		45,855		48,114

Total Fixed Assets	40,477	16.2	54,761	13.6	56,250	16.0

Total Assets	¥249,877	100.0	¥402,195	100.0	¥350,861	100.0

Semi-annual Financial Report

	September 30,				March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentage of
		Total Liabilities,		Total Liabilities,		Total Liabilities,
		Minority Interests		Minority Interests		Minority Interests
		and Shareholders'		and Shareholder's		and Shareholder's
	Amount	Equity	Amount	Equity	Amount	Equity

	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Accounts payable	¥333		¥1,246		¥345
Short-term borrowings (Notes 2 and 7)	6,838		56,071		25,782
Current portion of long-term borrowings (Notes 2 and 7)	51,466		69,209		58,384
Current portion of bonds	6,060		1,460		1,860
Current portion of convertible bonds	6,901		—		822
Commercial paper	3,900		30,000		30,000
Accrued income taxes	4,268		2,527		6,088
Accrued bonuses — employees	528		604		751
Accrued bonuses — directors	—		38		—
Reserves for guarantee losses	523		846		629
Other (Notes 5 and 9)	5,732		7,688		10,671

Total Current Liabilities	86,553	34.6	169,693	42.2	135,335	38.6

Long-term Liabilities:
Bonds	26,120		26,010		26,290
Long-term borrowings (Notes 2 and 7)	62,445		82,472		81,873
Asset-backed securities (Note 2)	3,819		32,970		21,669
Accrued retirement benefits — directors and statutory auditors	330		379		381
Reserves for losses on excess interest repayments	—		4,165		—
Other	1,601		887		3,010

Total Long-term Liabilities	94,317	37.8	146,885	36.5	133,225	38.0

Statutory Reserves:
Reserves for securities transactions	68		68		68

Total Statutory Reserves	68	0.0	68	0.0	68	0.0

Total Liabilities	180,938	72.4	316,647	78.7	268,629	76.6

MINORITY INTERESTS:
Minority interests	1,447	0.6	—	—	2,407	0.6

SHAREHOLDERS’ EQUITY:
Common stock	8,802	3.6	—	—	11,848	3.4
Additional paid-in capital	11,766	4.7	—	—	15,519	4.4
Retained earnings	46,275	18.5	—	—	49,040	14.0
Unrealized gains on investment securities	3,041	1.2	—	—	5,097	1.5
Foreign currency translation adjustments	54	0.0	—	—	150	0.0
Treasury stock	(2,448)	(1.0)	—	—	(1,833)	(0.5)

Total Shareholders’ Equity	67,490	27.0	—	—	79,824	22.8

Total Liabilities, Minority Interests and Shareholders’ Equity	¥249,877	100.0	¥—	—	¥350,861	100.0

Semi-annual Financial Report

	September 30,				March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentage of
		Total Liabilities		Total Liabilities		Total Liabilities
	Amount	and Net Assets	Amount	and Net Assets	Amount	and Net Assets

	(in millions except percentages)
NET ASSETS:
Shareholders’ Equity:
Common stock	¥—	—	¥16,289	4.0	¥—	—
Additional paid-in capital	—	—	20,024	5.0	—	—
Retained earnings	—	—	47,318	11.8	—	—
Treasury stock	—	—	(1,607)	(0.4)	—	—

Total Shareholders’ Equity	—	—	82,024	20.4	—	—

Valuation and Translation Adjustments:
Unrealized losses on investment securities	—	—	(104)	(0.0)	—	—
Foreign currency translation adjustments	—	—	128	0.0	—	—

Total Valuation and Translation Adjustments	—	—	24	0.0	—	—

Issuance of Stock Rights	—	—	120	0.0	—	—

Minority Interest	—	—	3,379	0.9	—	—

Total Net Assets	—	—	85,548	21.3	—	—

Total Liabilities and Net Assets	¥—	—	¥402,195	100.0	¥—	—

Semi-annual Financial Report
2.	Consolidated Statements of Operations

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥13,938		¥—		¥—
Revenue from purchased loans	4,968		—		—
Other financial income	0		—		—
Other operating income	9,480		—		—

Total operating revenues	28,387	100.0	—	—	—	—
Operating Expenses:
Financial costs	1,181		—		—
Costs of purchased loans collected	3,121		—		—
Other operating expenses (Note 1)	18,849		—		—

Total operating expenses	23,152	81.6	—	—	—	—

Operating Income	5,234	18.4	—	—	—	—

Operating Revenues	—	—	37,862	100.0	60,991	100.0
Operating Expenses	—	—	12,890	34.0	19,256	31.6

Operating Revenues, net	—	—	24,972	66.0	41,735	68.4
General and Administrative Expenses (Note 1)	—	—	18,620	49.2	28,950	47.4

Operating Income	—	—	6,351	16.8	12,784	21.0

Other Income:
Interest income from securities	0		5		1
Interest and dividends	61		103		107
Dividends from insurance	0		—		—
Equity income in affiliates, net	19		—		—
Income from investment funds	169		421		699
Fees received from stock loaned	68		—		89
Other	50		39		105

Total other income	370	1.4	570	1.5	1,005	1.6
Other Expenses:
Interest expense on borrowings — other	180		357		411
Stock issuance-related costs	—		164		—
Stock issuance costs	36		—		115
Bond issuance costs	83		12		92
Equity losses in affiliates, net	—		5		60
Syndicated loan borrowing costs	30		14		62
Business settlement expenses	40		—		40
Securitization facility costs	—		73		54
Other	14		76		166

Total other expenses	387	1.4	705	1.9	1,004	1.6

Ordinary Income	5,217	18.4	6,216	16.4	12,785	21.0

(Continued)

Semi-annual Financial Report

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
(Continued)
Special Gains:
Gains on sales of investment securities	3,933		1,244		4,170
Gains on sales of subsidiaries and affiliates	—		457		—
Other	—		62		1

Total special gains	3,933	13.8	1,763	4.7	4,171	6.8
Special Losses:
Losses on disposal of fixed assets	5		11		15
Impairment of investment securities	—		305		337
Losses on change of equity interest	42		1		43
Adjustment to estimated excess interest repayment-related costs	—		7,077		—
Provision for loan losses	—		44		—
Other	9		13		248

Total special losses	57	0.2	7,453	19.7	645	1.1

Income before Income Taxes and Minority Interests	9,092	32.0	526	1.4	16,311	26.7

Income Taxes:
Current	4,204		2,550		7,674
Deferred	(371)		(1,961)		(992)

Total income taxes	3,832	13.5	588	1.6	6,682	10.9

Minority Interests	270	0.9	390	1.0	596	1.0

Net Income (losses)	¥4,989	17.6	¥(452)	(1.2)	¥9,033	14.8

Semi-annual Financial Report
3.	Consolidated Statements of Retained Earnings

	Six Months Ended	Year Ended
	September 30, 2005	March 31, 2006
	Amount	Amount

	(in millions)
Additional Paid-in Capital:
Additional Paid-in Capital at Beginning of Period	¥10,465	¥10,465

Increase of additional paid-in capital:
Stock issuance from exercise of stock rights	1,018	4,050
Gains on sales of treasury stock	283	1,004

Total increase of additional paid-in capital	1,301	5,054

Additional Paid-in Capital at End of Period	11,766	15,519

Retained Earnings:
Retained Earnings at Beginning of Period	42,659	42,659

Increase of retained earnings:
Net income	4,989	9,033
Total increase of retained earnings	4,989	9,033

Decrease of retained earnings:
Cash dividends	1,292	2,571
Directors’ and statutory auditors’ bonuses	80	80
Total decrease of retained earnings	1,372	2,651

Retained Earnings at End of Period	¥46,275	¥49,040

Semi-annual Financial Report
4.	Consolidated Statement of Changes in Net Assets

(April 1, 2006 ~ September 30, 2006)

	Shareholders' Equity
		Additional Paid-in			Total Shareholders'
	Common stock	Capital	Retained Earnings	Treasury Stock	Equity

	(in millions)
Balance as of March 31, 2006	¥11,848	¥15,519	¥49,040	¥(1,833)	¥74,576
Changes in items for the six months ended September 30, 2006:
Stock issuance	4,440	4,333	—	—	8,774
Cash dividends	—	—	(1,503)	—	(1,503)
Directors’ and statutory auditors’ bonuses	—	—	(98)	—	(98)
Net losses	—	—	(452)	—	(452)
Purchase of treasury stock	—	—	—	(0)	(0)
Sale of treasury stock	—	170	—	225	396
Decrease in companies accounted for by the equity method	—	—	356	—	356
Increase in consolidated subsidiaries	—	—	(24)	—	(24)
Net changes in items other than shareholders’ equity	—	—	—	—	—

Total changes for the six months ended September 30, 2006	4,440	4,504	(1,721)	225	7,448

Balance as of September 30, 2006	¥16,289	¥20,024	¥47,318	¥(1,607)	¥82,024

	Valuation and Translation Adjustments
	Unrealized
	Gains (Losses)	Foreign Currency	Total Valuation
	on Investment	Translation	and Translation	Issuance of	Minority	Total
	Securities	Adjustments	Adjustments	Stock Rights	Interests	Net Assets

	(in millions)
Balance as of March 31, 2006	¥ 5,097	¥150	¥ 5,248	¥ —	¥2,407	¥82,232
Changes in items for the six months ended September 30, 2006:
Stock issuance	—	—	—	—	—	8,774
Cash dividends	—	—	—	—	—	(1,503)
Directors’ and statutory auditors’ bonuses	—	—	—	—	—	(98)
Net losses	—	—	—	—	—	(452)
Purchase of treasury stock	—	—	—	—	—	(0)
Sale of treasury stock	—	—	—	—	—	396
Decrease in companies accounted for by the equity method	—	—	—	—	—	356
Increase in consolidated subsidiaries	—	—	—	—	—	(24)
Net changes in items other than shareholders’ equity	(5,201)	(22)	(5,224)	120	971	(4,132)

Total changes for the six months ended September 30, 2006	(5,201)	(22)	(5,224)	120	971	3,316

Balance as of September 30, 2006	¥ (104)	¥128	¥ 24	¥120	¥3,379	¥85,548

Note:	The amounts of cash dividends and directors’ and statutory auditors’ bonuses presented above are items of appropriation of earnings resolved at the 47th Annual Shareholders’ Meeting on June 24, 2006.

Semi-annual Financial Report
5.	Consolidated Statements of Cash Flows

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006
	Amount	Amount	Amount

	(in millions)
Operating Activities
Income before income taxes and minority interests	¥9,092	¥526	¥ 16,311
Depreciation and amortization	694	917	1,417
Increase in allowances for loan losses	977	5,506	1,615
Increase in reserves for losses on excess interest repayments	—	3,575	590
(Decrease) increase in accrued retirement benefits — employees	—	(265)	4
(Decrease) increase in accrued bonuses — employees	(149)	(147)	57
Increase in accrued bonuses — directors and statutory auditors	—	38	—
Interest income on deposits and dividends	(61)	(120)	(113)
Interest expenses	1,362	1,898	2,836
Gains on sales of fixed assets	—	(0)	(1)
Losses on disposal of fixed assets	—	11	15
Gains on sales of investment securities	(3,933)	(1,244)	(4,170)
Impairment of investment securities	—	305	337
Charge-offs of loans receivable	4,252	5,509	8,785
Losses on change of equity interest	42	1	43
Interest receivable	(0)	(218)	(166)
Advanced interest received	(0)	(4)	68
Directors’ and statutory auditors’ bonuses	(83)	(105)	(83)
Other	(3,972)	(4,614)	(17,292)

Sub-total	8,222	11,570	10,254

Interest and dividends received	61	117	113
Interest paid	(1,289)	(1,817)	(2,750)
Income taxes paid	(652)	(6,111)	(2,301)

Sub-total	6,341	3,759	5,315

Loan originations	(73,123)	(147,581)	(206,946)
Collections of loans receivable	59,283	117,366	126,054
Loans purchased	(6,830)	(7,233)	(17,853)
Collections of purchased loans	3,115	5,779	6,955
Proceeds from sales of purchased loans	700	—	711
Increase in real estate for sale — real estate business	—	(8,875)	—
Increase in real estate for sale — loan servicing	—	(8,380)	—
Purchases of assets held for leases	(1,450)	(1,465)	(2,973)
Installment loans, net	(1,073)	(793)	(1,146)

Net cash used in operating activities	(13,036)	(47,424)	(89,882)

(Continued)

Semi-annual Financial Report

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006
	Amount	Amount	Amount

(Continued)	(in millions)
Investing Activities
Time deposits	(0)	(335)	(0)
Proceeds from withdrawal of time deposits	5	20	5
Purchases of tangible fixed assets	(93)	(163)	(183)
Proceeds from sales of tangible fixed assets	0	5	5
Purchases of intangible fixed assets	(106)	(128)	(216)
Purchases of investment securities	(6,532)	(7,379)	(16,253)
Proceeds from sales of investment securities	4,646	1,148	5,540
Redemption of investment securities	—	1,225	—
Proceeds from sales of investment in affiliates	—	718	—
(Payments for) proceeds from capital contributions	(4,626)	1,766	(5,808)
Other	566	(113)	(232)

Net cash used in investing activities	(6,139)	(3,234)	(17,144)

Financing Activities
Deposits of restricted cash in banks	(799)	(682)	(1,662)
Proceeds from withdrawals of restricted cash in banks	418	1,662	418
Proceeds from short-term borrowings	17,299	122,200	95,088
Repayments of short-term borrowings	(19,478)	(91,911)	(79,843)
Proceeds from commercial paper	6,900	24,000	65,900
Payments for redemption of commercial paper	(6,500)	(24,000)	(39,400)
Proceeds from long-term borrowings	38,450	34,555	95,605
Repayments of long-term borrowings	(31,057)	(30,237)	(66,362)
Proceeds from bonds	17,416	487	18,407
Payments for redemption of bonds	(30)	(1,228)	(5,060)
Increase of asset-backed securities	—	19,440	19,912
Decrease of asset-backed securities	(2,852)	(8,139)	(5,002)
Cash collateral from share lending agreement	—	2,000	11,800
Redemption of cash collateral from share lending agreement	—	(4,500)	(7,300)
Increase of long-term deposits	(40)	—	(402)
Decrease of long-term deposits	172	28	293
Proceeds from issuance of new shares	—	7,835	—
Proceeds from issuance of new shares by subsidiaries	18	782	57
Dividends paid	(1,291)	(1,487)	(2,566)
Dividends paid to minority shareholders	(31)	(110)	(99)
Purchases of treasury stock	(1)	(0)	(2)
Proceeds from sales of treasury stock	873	396	2,211
Other	229	8	583

Net cash provided by financing activities	19,695	51,099	102,574

Effect of exchange rate changes on cash and cash equivalents	62	(21)	181
Net increase in cash and cash equivalents	581	420	(4,271)
Cash and cash equivalents at beginning of period	25,376	21,105	25,376
Net increase in cash and cash equivalents from newly-consolidated subsidiaries	—	2,004	—

Cash and cash equivalents at end of period	¥25,958	¥23,530	¥ 21,105

Semi-annual Financial Report
SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS
1.	Scope of Consolidation

All subsidiaries are consolidated as of the balance sheet date.
(April 1, 2005 ~ September 30, 2005)

Number of consolidated subsidiaries:	12 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd., Matsuyama Nissin Leasing (Shanghai) Co., Ltd., NIS Property Co., Ltd., NIS Lease Co., Ltd., Nissin Insurance Co., Ltd., NIS Real Estate Co., Ltd., Bird’s Eye Technological Investment Corporation, and 4 other companies
On May 1, 2005, Yamagen Securities Co., Ltd. was renamed NIS Securities Co., Ltd. and on September 14, 2005, Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. was renamed Matsuyama Nissin Leasing (Shanghai) Co., Ltd.
(April 1, 2006 ~ September 30, 2006)

Number of consolidated subsidiaries:	42 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd., Nissin Leasing (China) Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Nissin Insurance Co., Ltd., Bird’s Eye Technological Investment Corporation, Woodnote Corporation, Aprek Co., Ltd., NIS Construction Co., Ltd., and 31 other companies
CN Investments Co., Ltd., previously a consolidated subsidiary, became an equity-method affiliate since the Group sold a part of its equity interests.

3 companies, including NIS Construction Co., Ltd., were newly established and became consolidated subsidiaries during the six months ended September 30, 2006. According to the Practical Issues Task Force (“PITF”) No. 20 “Practical Solutions in the Application of Control Criteria and Influence Criteria to Investment Associations” issued by the Accounting Standard Board of Japan (“ASBJ”) on September 8, 2006, the Company changed an accounting policy regarding the scope of consolidation in order to apply the effective control method strictly to its investment associations. As a result of this change, 20 investment associations, including Nishi-Shinjuku Investments Co., Ltd., were consolidated into the Group for the six months ended September 30, 2006.

(Changes in accounting treatments)
The Group adopted the PITF No. 20 “Practical Solutions in the Application of Control Criteria and Influence Criteria to Investment Associations” issued by ASBJ on September 8, 2006, beginning with the six months ended September 30, 2006.

As a result of this change in accounting treatment, compared with the previous treatment, the amounts of total assets, total liabilities, and minority interest increased by ¥9,677 million, ¥8,976 million, and ¥732 million, respectively, and total shareholders’ equity decreased by ¥31 million. In addition, the amounts of operating revenues, operating income, ordinary income and income before income taxes and minority interests, and minority interests increased by ¥5,664 million, ¥1,237 million, ¥77 million, and ¥84 million, respectively, and net losses for the six months ended September 30, 2006 increased by ¥6 million.

Semi-annual Financial Report
(April 1, 2005 ~ March 31, 2006)

Number of consolidated subsidiaries:	20 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd., Nissin Leasing (China) Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Nissin Insurance Co., Ltd., Bird’s Eye Technological Investment Corporation, Woodnote Corporation, Aprek Co., Ltd., and 10 other companies
Woodnote Corporation and 4 other companies were newly established and became consolidated subsidiaries during the year ended March 31, 2006. Aprek Co., Ltd. and 3 other companies also became consolidated subsidiaries through acquisitions of shares during the year ended March 31, 2006.

On September 14, 2005, Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. changed its business name to Matsuyama Nissin Leasing (Shanghai) Co., Ltd., and on March 13, 2006, changed its business name to Nissin Leasing (China) Co., Ltd.
2.	Application of the Equity Method

The equity method is applied to all affiliates as of the balance sheet date.

(April 1, 2005 ~ September 30, 2005)

Number of equity-method affiliates:	8 companies

Names of equity-method affiliates:	Shinsei Business Finance Co., Ltd., Webcashing.com Co., Ltd., Chuo Mitsui Finance Service Co., Ltd, CN Two Co., Ltd., and 4 other companies
If the balance sheet date of an equity-method affiliate is different from that of the Group’s consolidated financial statements, the Group’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period with the exception of Webcashing.com Co., Ltd., CN Two Co., Ltd. and one other company.

In addition, the Group’s consolidated financial statements are prepared by using Webcashing.com Co., Ltd.’s adjusted financial statements as of the Group’s consolidated balance sheet date. Also, the Group’s consolidated financial statements are prepared by using CN Two Co., Ltd. and one other company’s adjusted financial statements as of and for the six months ended August 31, 2005.
(April 1, 2006 ~ September 30, 2006)

Number of equity-method affiliates:	9 companies

Names of equity-method affiliates:	Chuo Mitsui Finance Service Co., Ltd., Nippon Real Estate Rating Services Co., Ltd., STRATEC K.K. (former company name: Sanyo Pacific Investment Advisors Co., Ltd.), SN Co., Ltd., CN Capital Co., Ltd., CN Two Co., Ltd., and 3 other companies
The equity method is no longer applied to Shinsei Business Finance Co., Ltd., Nissin Medical Partners Co., Ltd. and Webcashing.com Co., Ltd. since the Group’s equity interest in Shinsei Business Finance decreased to less than 20%, Nissin Medical Partners completed its liquidation, and all ownership interest in Webcashing.com Co., Ltd. owned by the Group was sold to outside investors, respectively.

SN Co., Ltd. and CN Investments Co., Ltd. became equity-method affiliates during the six months ended September 30, 2006 since SN Co., Ltd. was newly established and the Group’s interest in CN Investments Co., Ltd. decreased to less than 50%, respectively.

Semi-annual Financial Report
If the balance sheet date of an equity-method affiliate is different from that of the Group’s consolidated financial statements, the Group’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period with the exception of CN Two Co., Ltd. In addition, the Group’s consolidated financial statements are prepared by using CN Two Co., Ltd.’s adjusted financial statements as of and for the six months ended August 31, 2006.
(April 1, 2005 ~ March 31, 2006)

Number of equity-method affiliates:	10 companies

Names of equity-method affiliates:	Shinsei Business Finance Co., Ltd., Webcashing.com Co., Ltd., Chuo Mitsui Finance Service Co., Ltd., Nippon Real Estate Rating Services Co., Ltd., CN Capital Co., Ltd., CN Two Co., Ltd., and 4 other companies
Nippon Real Estate Rating Services Co., Ltd. and 2 other companies became equity-method affiliates by being newly established or through the acquisition of shares during the year ended March 31, 2006.

If the balance sheet date of an equity-method affiliate is different from that of the Group’s consolidated financial statements, the Group’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period with the exception of Webcashing.com Co., Ltd., CN Two Co., Ltd. and one other company.

In addition, the Group’s consolidated financial statements are prepared by using Webcashing.com Co., Ltd.’s adjusted financial statements as of the Group’s consolidated balance sheet date. Also, the Group’s consolidated financial statements are prepared by using CN Two Co., Ltd. and one other company’s adjusted financial statements as of February 28, 2006.
3.	Balance Sheet Date of Consolidated Subsidiaries

(April 1, 2005 ~ September 30, 2005)
The balance sheet date of Matsuyama Nissin Leasing (Shanghai) Co., Ltd. is June 30, and this date is different from the Group’s consolidated balance sheet date.

The Group’s consolidated financial statements are prepared using Matsuyama Nissin Leasing’s financial statements as of and for the six months ended June 30, 2005, and only significant transactions that occurred within the Group’s consolidated balance sheet date are taken into account for consolidation purposes.
(April 1, 2006 ~ September 30, 2006)
The balance sheet dates of consolidated subsidiaries which are different from the date of the Group’s consolidated balance sheet date are as follows:

Balance Sheet Date	Number of companies

December 31	16 companies
February 28	3 companies
June 30	1 company
October 31	1 company
November 30	3 companies

For the consolidated subsidiaries above with a fiscal year ending on June 30, the Group consolidates based on the financial statements as of and for the year ended June 30, 2006 into the Group’s consolidated financial statements for the six months ended September 30, 2006. For the consolidated subsidiaries above with a fiscal year ending on October 31 and November 30, the Group consolidates based on their temporarily prepared third quarter financial statements into the Group’s consolidated financial statements for the six months ended September 30, 2006. Only significant transactions that occurred within the Group’s consolidated balance sheet date are taken into account for consolidation purposes.

Semi-annual Financial Report
(April 1, 2005 ~ March 31, 2006)
The balance sheet dates of consolidated subsidiaries which are different from the date of the Group’s consolidated balance sheet date are as follows:

Company Name	Balance Sheet Date

Nissin Leasing (China) Co., Ltd.	December 31
4 other companies	December 31

The Group’s consolidated financial statements are prepared using the above 5 companies’ financial statements as of and for the year ended December 31, 2005, and only significant transactions that occurred within the Group’s consolidated balance sheet date are taken into account for consolidation purposes.
4.	Significant Accounting Policies
(1)	Valuation and Computation of Assets
i.	Investment securities

Other securities:
Marketable securities
Market value is determined by the market price at the end of the period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported as a separate component of shareholders’ equity / net assets. Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar associations, the Group determines the valuation based on the Group’s interest in asset value.
ii.	Derivatives (not applicable for the six months ended September 30, 2006)
Market value method
(2)	Depreciation and Amortization of Fixed Assets
i.	Tangible fixed assets

Tangible fixed assets are amortized using the declining balance method.
However, depreciation of buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the straight-line method.
Depreciation of assets held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value.
In addition, additional depreciation expense is charged to provide for disposal losses of the assets held for leases that could occur due to uncollectible lease payments.

Semi-annual Financial Report
ii.	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

iii.	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.
(3)	Allowance for Loan Losses and Accrued Expenses
i.	Allowance for loan losses

Allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

ii.	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period.

iii.	Accrued bonuses for directors (applicable only for the six months ended September 30, 2006)

Accrued bonuses for directors are provided for the payment of directors based on estimated amounts of future payments attributable to the corresponding period.

(Changes in accounting policies)
Regarding directors’ bonuses, the Group heretofore recognized these amounts as a decrease of unappropriated retained earnings through the approval of a general shareholders’ meeting. However, the Group changed the previous method so that directors’ bonuses were recognized as expenses as incurred in accordance with ASBJ Statement No. 4 “Accounting Standard for Directors’ Bonus” issued on November 29, 2005.

As a result of this change in accounting policy, the amount of “Provision for accrued bonuses — directors” included in “General and Administrative Expenses” for the six months ended September 30, 2006 was increased by ¥38 million, compared with the previous method. Consequently, operating income, ordinary income, and income before income taxes and minority interests for the six months ended September 30, 2006 was decreased by the same amount, respectively.

The impact on segment information is described in the corresponding section.
iv.	Accrued retirement benefits — employees (applicable only for the year ended March 31, 2006)

Accrued retirement benefits for employees of a certain subsidiary are provided at the amount based on the expected retirement obligation. In addition, actuarial difference is amortized, starting from the following year of occurrence, using the straight-line method over certain periods (10 years) which are shorter than the average remaining years of service of the eligible employees.

Semi-annual Financial Report
v.	Reserves for guarantee losses

Reserves for guarantee losses are maintained at a level that is adequate to provide for estimated probable guarantee losses as of the end of the corresponding period.

vi.	Reserves for losses on excess interest repayments (not applicable for the six months ended September 30, 2005)

Reserves for losses on excess interest repayments are provided, in order to prepare for refund claims for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law from borrowers, at an amount based on reasonable estimation taking into account past experiences and current conditions.

In addition, estimated excess interest repayment costs based on reasonable estimation taking into account past experiences and current conditions width="94%" ended September 30, 2006 was ¥5,441 million, which was included in allowance for loan losses.

(Additional information)
For the six months ended September 30, 2006, according to the announcement of “Treatment in Audits concerning Reserves for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the industry specification committee report No. 37 issued by the JICPA on October 13, 2006), the Group reviewed the previous method for estimation of reserves for losses on excess interest repayments and allowance for loan losses while taking into account the recent status on occurrences of excess interest repayment costs. As a result, the Group recorded the adjustment to estimated excess interest repayment-related costs of ¥7,077 million as special losses, which was the difference between the amount estimated by the previous method and the amount newly estimated by the review.

The amount of adjustment to estimated excess interest repayment-related costs consists of ¥3,499 million for provision for excess interest repayments and ¥3,577 million for provision for loan losses.

In addition, regarding reserves for losses on excess interest repayments, as the Group cannot accurately calculate the amount of one-year usage, the entire amount is recorded in long-term liabilities.
vii.	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of the Group’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services as of balance sheet date. These amounts are determined in accordance with the Group’s internal rules.

viii.	Reserves for securities transactions

The amount of reserves for securities transactions is computed as required by the “Cabinet Office Ordinance concerning Securities Companies,” Ordinance No. 35, pursuant to the Japanese Securities and Exchange Law, Regulation 51, in order to provide for losses on securities transactions in a consolidated subsidiary’s securities business operations.

Semi-annual Financial Report
(4)	Foreign currency translations

Receivables and payables denominated in foreign currencies are translated into yen at the rates of exchange in effect as of the balance sheet date, and differences arising from the translation are included in the statements of operations.

The assets and liabilities of the foreign consolidated subsidiaries are translated into yen at the rates of exchange in effect as of the balance sheet date. Revenue and expense accounts are translated at the average rate of exchange in effect during the corresponding period. Translation adjustments are presented as a separate component of shareholders’ equity as of September 30, 2005 and March 31, 2006, or as a separate component of net assets as of September 30, 2006.

(5)	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

(6)	Hedging Activities (not applicable for the six months ended September 30, 2006)
i.	Accounting for hedging activities
Deferred hedge accounting has been adopted.
ii.	Hedge instruments and hedge items
•	Hedge instruments

Interest rate swaps

•	Hedge items

Cash flow hedges for interest on borrowing with variable rates
iii.	Hedging policy

The Group utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

iv.	Evaluation of hedge effectiveness

The Group determines the effectiveness of its hedging transactions based on the correlation between indicated rates of the hedge instruments and those of the hedge items.
(7)	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements
i.	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.

Semi-annual Financial Report
ii.	Revenue from purchased loans and costs of purchased loans collected

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the costs of purchased loans collected, for those purchased loans for which the Group can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as a cost, and for those purchased loans for which the Group cannot reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as a cost until it is fully recovered.

iii.	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as an expense for the corresponding period.
5.	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents in Consolidated Statements of Cash Flows include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.

Semi-annual Financial Report
CHANGES IN ACCOUNTING TREATMENTS
(April 1, 2005 ~ September 30, 2005)
(Revenue from Purchased Loans and Costs of Purchased Loans Collected)
The money collected by other financial institutions from borrowers on behalf of the Group was recorded in “Operating revenues” as “Revenue from purchased loans,” and the related costs were recorded in “Operating expenses” as “Costs of purchased loans collected.” However, as the money collected by other financial institutions on behalf of the Group has tended to increase, the previous method has been changed to the method of offsetting “Revenue from purchased loans,” which was included in “Operating revenues,” with “Cost of purchased loans collected,” which was included in “Operating expenses,” beginning with the six months ended September 30, 2005.
We have made this change in order to eliminate instability in the amount of substitute money collection from periodic profits and losses, and reflect the results of the Group’s direct operating activities. Consequently, we believe the change will result in a more accurate picture of the Group’s actual business condition in the consolidated statements of operations.
As a result of this change in accounting treatment, compared with the previous method, the amount of “Revenue from purchased loans,” which was included in “Operating revenues,” and “Costs of purchased loans collected,” which was included in “Operating expenses,” for the six months ended September 30, 2005 each decreased by ¥489 million, respectively.
The impact of this change in accounting policies to the Group’s segment information is indicated in “Segment Information.”
(April 1, 2006 ~ September 30, 2006)
(Presentation of Net Assets in the Consolidated Balance Sheets)
Beginning with the six months ended September 30, 2006, the Group adopted the ASBJ Statement No. 5 “Accounting Standards for Presentation of Net Assets in Balance Sheets” and the ASBJ Guidance No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in Balance Sheets,” both issued on December 9, 2005. There is no effect on profit and loss with this change. The total amount of shareholders’ equity equivalent to that of the previous presentation method is ¥82,048 million.
Financial statements as of and for the six months ended September 30, 2006 were made based on the rules after the revision to the interim financial statement rule.
(Accounting Standard for Share-based Payment)
Beginning with the six months ended September 30, 2006, the Group adopted the ASBJ Statement No. 8 “Accounting Standard for Share-based Payment” issued on December 27, 2005 and the ASBJ Guidance No. 11 “Guidance on Accounting Standard for Share-based Payment” issued on May 31, 2006.
As a result of this change, the amount of operating income, ordinary income, and income before income taxes and minority interests for the six months ended September 30, 2006 each decreased by ¥120 million, respectively.
The effect on segment information is described in the corresponding section.

Semi-annual Financial Report
(Accounting Treatments for Deferred Assets)
On August 11, 2006, ASBJ issued PITF No. 19, “Accounting Treatments for Deferred Assets,” and the Group adopted this PITF No. 19 effective April 1, 2006. As a result of this adoption, the Group presented all direct expenses incurred related to the issuance of stock as “Stock issuance-related costs” included in “Other expenses” for the six months ended September 30, 2006, instead of in “Stock issuance costs,” which consisted of specific direct costs related to the issuance of new stock, included in “Other expenses” for the six months ended September 30, 2005.
(April 1, 2005 ~ March 31, 2006)
(Revenue from Purchased Loans and Costs of Purchased Loans Collected)
The money collected by other financial institutions from borrowers on behalf of the Group was recorded in “Operating revenues” as “Revenue from purchased loans,” and the related costs were recorded in “Operating expenses” as “Costs of purchased loans collected.” However, as money collected by other financial institutions on behalf of the Group has tended to increase, the previous method has been changed to the method of offsetting “Revenue from purchased loans,” which was included in “Operating revenues,” with “Cost of purchased loans collected,” which was included in “Operating expenses,” beginning with the year ended March 31, 2006.
We have made this change in order to eliminate the instability in the amount of substitute money collection from periodic profits and losses, and reflect the results of the Group’s direct operating activities. Consequently, we believe the change will result in a more accurate picture of the Group’s actual business condition in the consolidated statements of operations.
As a result of this change in accounting treatment, compared with the previous method, the amount of “Revenue from purchased loans,” which was included in “Operating revenues,” and “Costs of purchased loans collected,” which was included in “Operating expenses,” for the year ended March 31, 2006 each decreased by ¥881 million, respectively.
The impact of this change in accounting policies to the Group’s segment information is indicated in “Segment Information.”
CHANGES IN PRESENTATION
(April 1, 2005 ~ September 30, 2005)
(Consolidated Balance Sheets)
On June 9, 2004, “The Law concerning an Amendment to the Securities and Exchange Law, etc. (Article 97, 2004)” was promulgated to be effective from December 1, 2004 and on February 15, 2005, the Japanese Institute of Certified Public Accountants (JICPA) Accounting Committee Report No. 14, “Practical Guideline for the Accounting of Financial Instruments” was amended. Consequently, a contribution to a limited partnership which operates as an investment fund or similar organization is deemed an investment in securities in accordance with the Securities and Exchange Law, Regulation 2-2 and therefore the Group includes these contributions in “Investment securities” as of September 30, 2005. The amount of these contributions included in “Investment securities” as of September 30, 2005 was ¥3,962 million.

Semi-annual Financial Report
(Consolidated Statements of Cash Flows)
With respect to cash flows from operating activities, “Gains on sales of investment securities, “ which was included in “Other” for the six months ended September 30, 2004, is classified separately from the six months ended September 30, 2005, as the amount of “Gains on sales of investment securities” became significant. The amount of “Gains on sales of investment securities” for the six months ended September 30, 2004 was ¥18 million.
(April 1, 2006 ~ September 30, 2006)
(Consolidated Balance Sheets)
“Real estate for sale — real estate business,” which was included in “Other” of current assets for the year ended March 31, 2006, is classified separately beginning with the six months ended September 30, 2006, as the amount became significant for financial reporting purposes. The amount of “Real estate for sale — real estate businesses” for the six months ended September 30, 2005 was ¥3,850 million.
(Consolidated Statements of Operations)
The Group’s consolidated statements of operations were presented heretofore in accordance with the revised “Form of Standard Financial Statements of Income in the Consumer Finance Business” issued by the Federation of Moneylenders Association of Japan on May 10, 2001; however, the presentation would not properly reflect the Group’s operating results while the Group is diversifying its business and the proportion of interest income from consumer loans to total operating revenues decreased. As a result, the Group has changed the presentation of consolidated statements of operations in conformity with the standard format of consolidated statements of operations in order to reflect the current business operations.
The presentation based on the previous standard is as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2006		2006
		Percentage of Total		Percentage of Total
	Amount	Operating Revenues	Amount	Operating Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥16,046		¥28,846
Revenue from purchased loans	8,613		11,921
Other financial income	16		13
Other operating income	13,186		20,209

Total operating revenues	37,862	100.0	60,991	100.0
Operating Expenses:
Financial costs	1,540		2,424
Costs of purchased loans collected	5,779		6,962
Other operating expenses (Note 1)	24,190		38,820

Total operating expenses	31,510	83.2	48,207	79.0

Operating Income	6,351	16.8	12,784	21.0

Semi-annual Financial Report
Note to consolidated statements of operations:

	Six Months Ended September 30,	Year Ended March 31,
	2006	2006

	(in millions)
Other operating expenses:
Cost of leases and installment loans	¥2,388	¥3,722
Other costs	3,181	6,147
Advertising expenses	94	628
Loan losses	28	252
Repayments of excess interest	—	387
Provision for loan losses	6,818	9,717
Provision for guarantee losses	616	629
Provision for losses on excess interest repayments	682	590
Salaries for directors and statutory auditors	262	391
Salaries for employees	3,354	5,774
Stock compensation costs	120	—
Bonuses	72	476
Provision for directors’ and statutory auditors’ bonuses	38	—
Provision for bonuses	601	712
Depreciation and amortization	326	586
Taxes and duties	425	624
Lease and rental expenses	1,056	1,948
Commission fees	824	1,044

(Consolidated Statements of Cash Flows)
With respect to cash flows from operating activities, “Increase in real estate for sale — loan servicing” and “Increase in real estate for sale — real estate businesses,” both of which were included in “Other” for the year ended March 31, 2006, are classified separately beginning with the six months ended September 30, 2006, as these amounts became significant for financial reporting purposes. The amounts of “Increase in real estate for sale — loan servicing” and “Increase in real estate for sale — real estate businesses” for the six months ended September 30, 2005 were cash outflows of ¥163 million and ¥3,382 million, respectively.
ADDITIONAL INFORMATION
(April 1, 2005 ~ September 30, 2005)
(Consolidated Statements of Cash Flows)
Deposits, which are restricted with respect to withdrawals under the clauses of a borrowing contract, were previously recorded as “Deposits of restricted cash in banks, net” in “Cash flows from investing activities.” However, as the transaction volume of these restricted deposits increases and the amount becomes significant, in order to precisely match these restricted deposits with corresponding borrowings and present a more accurate cash flow condition, the previous net presentation method has been changed to the gross presentation method, and these restricted deposits were presented separately as “Deposits of restricted cash in banks” and “Proceeds from withdrawal of restricted cash in banks” in “Cash flows from financing activities,” instead of in “Cash flows from investing activities,” beginning with the six months ended September 30, 2005.
As a result of this change, compared with the previous presentation method, “Cash flows from investing activities” for the six months ended September 30, 2005 increased by ¥381 million, and “Cash flows from financing activities” for the six months ended September 30, 2005 decreased simultaneously by the same amount.

Semi-annual Financial Report
(Amortization of Consolidation and Equity-Method Account Adjustments)
In prior periods, consolidation and equity method account adjustments, which represent the cost in excess of fair value of net assets acquired in purchase transactions, have been amortized on a straight-line basis over five years except for insignificant amounts. However, beginning with the second half of the year ended March 31, 2005, the Group changed the amortization method and fully charged off the excess amount immediately as incurred.
Consequently, if this change in accounting policies was applied for the six months ended September 30, 2004, ordinary income would have decreased by ¥20 million, and income before income taxes and minority interests would have increased by ¥180 million.
(April 1, 2006 ~ September 30, 2006)
None
(April 1, 2005 ~ March 31, 2006)
(Consolidated Balance Sheets)
As we assume that reserves for losses on excess interest repayments will become a firm accounting practice, and in order to further ensure fair appropriation of periodic profit/loss and fiscal soundness, the Group has provided reserves for losses on excess interest repayments from the year ended March 31, 2006. As a result, compared with the previous method, “Operating Income,” “Ordinary Income,” and “Income before Income Taxes and Minority Interests” each decreased by ¥590 million, respectively.
In addition, the Group changed the presentation method of the amount of excess interest repayments from a deduction from “Operating Revenues” to an addition to selling and general administrative expenses, in accordance with the above change. As a result, compared with the previous method, “Operating Revenues” increased by ¥387 million; however, there is no impact on “Operating Income,” “Ordinary Income,” and “Income before Income Taxes and Minority Interests.”
The impact of this change to the Group’s segment information is indicated in “Segment Information.”
(Consolidated Statements of Cash Flows)
Deposits, which are restricted with respect to withdrawals under the clauses of a borrowing contract, were previously recorded as “Deposits of restricted cash in banks, net” in “Cash flows from investing activities.” However, as the transaction volume of these restricted deposits increases and the amount becomes significant, in order to precisely match these restricted deposits with corresponding borrowings and present a more accurate cash flow condition, the previous net presentation method has been changed to the gross presentation method, and these restricted deposits were presented separately as “Deposits of restricted cash in banks” and “Proceeds from withdrawal of restricted cash in banks” in “Cash flows from financing activities,” instead of in “Cash flows from investing activities,” beginning with the year ended March 31, 2006.
As a result of this change, compared with the previous presentation method, “Cash flows from investing activities” for the year ended March 31, 2006 increased by ¥1,244 million, and “Cash flows from financing activities” for the year ended March 31, 2006 decreased by the same amount.

Semi-annual Financial Report
NOTES TO SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets
Note 1.	Accumulated depreciation of tangible fixed assets as of September 30, 2005 and 2006, and March 31, 2006 is ¥1,672 million, ¥2,839 million and ¥2,336 million, respectively.

Note 2.	Assets pledged for short and long-term borrowings as collateral as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Cash and deposits	¥799	¥682	¥1,662
Notes and loans receivable	13,585	53,022	15,509
Purchased loans receivable	420	—	380
Real estate for sale — loan servicing	—	8,912	—
Real estate for sale — real estate business	—	5,461	—
Other current assets	—	2,185	6,541

Total	¥14,805	¥70,264	¥24,094

Corresponding borrowings secured by the above collateral as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Short-term borrowings	¥599	¥34,985	¥5,276
Long-term borrowings, including current portion	15,722	19,623	18,204

Total	¥16,322	¥54,608	¥23,481

Other than the above, notes and loans receivable that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including current portion, as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Notes and loans receivable	¥ 871	¥ 76	¥355
Long-term borrowings, including current portion	1,009	150	405

In addition, the Group entrusted certain outstanding loans to a trust bank. In order to raise funds, the Group sold its senior beneficiary interest in these entrusted outstanding loans to a third party. These transactions constitute a legal transfer under Japanese law. Since the Group reserves an option to repurchase a senior beneficiary interest, the Group does not recognize the extinguishment of the aforementioned interest in the consolidated financial statements herein, and the funds are recognized as a long-term liability corresponding to the senior beneficiary interest. There is no control over the interest by the Group except through the above option. Entrusted outstanding loans included in “Notes and loans receivable,” and the related long-term liability recorded as “Asset-backed securities” as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Notes and loans receivable	¥6,363	¥45,673	¥30,907
Asset-backed securities	3,819	32,970	21,669

Semi-annual Financial Report
Note 3.	Unsecured consumer loans included in loans receivable as of September 30, 2005 and 2006, and March 31, 2006 are ¥2,955 million, ¥2,724 million and ¥2,994 million, respectively.

Note 4.	Commitments and contingencies

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Guarantees for outstanding loans of alliance companies	¥9,649	¥17,481	¥12,220
Guarantees for borrowings of non-consolidated company:
Chuo Mitsui Finance Service Co., Ltd.	1,050	4,680	1,920

Note 5.	Rediscounted notes as of September 30, 2005 and 2006, and March 31, 2006 are ¥89 million, ¥136 million and ¥128 million, respectively.

Note 6.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable as of September 30, 2005 and 2006, and March 31, 2006 are classified as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
(1) Bankrupt loans receivable	¥949	¥1,545	¥1,087
(2) Delinquent loans receivable	3,091	4,989	3,523
(3) Delinquent loans receivable (three months or more)	—	—	—
(4) Restructured loans receivable	14,296	15,292	14,410

Total	¥18,337	¥21,827	¥19,021

Notes:	(1)	“Bankrupt loans receivable,” for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1) and (4).

	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1) and (2).

	(4)	“Restructured loans receivable” are loans receivable for which the Group reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, etc., in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in (1), (2), and (3).

Semi-annual Financial Report

Note 7.	(1)	In order to raise funds efficiently, the Group entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with banks. The unused balances of these prescribed limit agreements as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Total overdraft facilities loan commitment limits and syndicated loan credit line	¥14,300	¥14,000	¥21,737
Outstanding borrowings within the limits	(1,650)	(10,500)	(15,810)

Unused balance	¥12,650	¥3,500	¥5,927

(2)	In providing its core business, integrated financial services, the Group enters into credit line agreements with customers for certain services, and these customers are able to borrow as needed within set credit lines. The Group’s unfunded credit lines as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Total amount of credit line agreements	¥82,099	¥90,107	¥85,997
Loans outstanding under credit line agreements	(26,683)	(30,663)	(28,319)

Total unfunded credit lines	¥55,415	¥59,443	¥57,678
Unfunded credit lines without loans outstanding (included above)	45,693	49,700	48,036

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Group.
Under these agreements, the Group also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, the Group examines the agreements regularly in order to take measures for credit conservation.
Note 8.	Notes maturing on September 30, 2006 were accounted for on the day of settlement. As the balance sheet date fell on a non-business day for financial institutions, notes maturing on that date have been included in the balance shown in the consolidated financial statements.

Since it was a non-business day for financial institutions on September 30, 2006, “Notes receivable” includes maturing notes on this date in the amount of ¥ 208 million.

Note 9.	As of September 30, 2006 and March 31, 2006, “Investment securities” includes securities in the amount of ¥2,772 million and ¥5,944 million loaned under a share lending agreement and “Other” of “Current Liabilities” includes the amounts of ¥2,000 million and ¥4,500 million received as collateral, respectively.

Semi-annual Financial Report
Consolidated Statements of Operations
Note 1.	Significant components of other operating expenses for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006

	(in millions)
Other operating expenses:
Costs of leases and installment loans	¥1,692	¥—	¥—
Other costs	3,543	—	—
Advertising expenses	348	94	628
Loan losses	38	28	252
Repayments of excess interest	—	—	387
Provision for loan losses	5,024	6,818	9,717
Provision for guarantee losses	319	616	629
Provision for losses on excess interest repayments	—	682	590
Salaries for directors and statutory auditors	180	262	391
Salaries for employees	2,819	3,354	5,774
Stock compensation costs	—	120	—
Bonuses	33	72	476
Provision for bonuses — employees	506	601	712
Provision for bonuses — directors and statutory auditors	—	38	—
Depreciation and amortization	283	326	586
Taxes and duties	260	425	624
Lease and rental expenses	944	1,056	1,948
Commission fees	¥454	¥824	¥1,044

Consolidated Statements of Changes in Net Assets
Note 1.	Changes in the number of outstanding shares for the six months ended September 30, 2006 are as follows:

Six Months Ended September 30, 2006

(in thousands of shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	1,406,470
Increase	1,511,416
Decrease	—
As of the end of the period	2,917,887

The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2006

(in thousands of shares)
Increase due to:
2-for-1 stock split completed on April 1, 2006	1,406,470
Conversion of convertible bonds	18,924
Third-party allotment	86,021

Semi-annual Financial Report
Note 2.	Changes in the number of treasury stock for the six months ended September 30, 2006 are as follows:

Six Months Ended September 30, 2006

(in thousands of shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,054
Decrease	9,877
As of the end of the period	70,227

The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2006

(in thousands of shares)
Increase due to:
2-for-1 stock split completed on April 1, 2006	40,051
Purchase of odd stocks	2
Decrease due to:
Exercise of stock rights	9,877

Note 3.	Changes in the issuance of stock rights for the six months ended September 30, 2006 are as follows:

			Number of Shares Attributable to Stock Rights
			As of			As of
		Type of	March 31,			September 30,	Outstanding as of
Company Name	Description	Share	2005	Increase	Decrease	2006	September 30, 2006

			(in thousands of shares)				(in millions)
NIS Group Co., Ltd.	—	—	—	—	—	—	¥—
Consolidated Subsidiaries	—	—	—	—	—	—	120

Total number of shares			—	—	—	—	¥120

Note 4.	Dividends paid and to be paid during the fiscal year ending March 31, 2007 are as follows:
(1)	Dividends paid during the six months ended September 30, 2006 are as follows:

Year ended March 31, 2006

Date of approval	Annual shareholders’ meeting on June 24, 2006
Type of share	Common stock
Total amount of dividends (in millions)	¥ 1,503
Dividend per share (in yen)	¥ 1.10
Dividend record date	March 31, 2006
Date of payment	From June 27, 2006

Note:	On April 1, 2006, the Company completed a 2-for-1 stock split.
(2)	Dividends to be paid during the fiscal year ending March 31, 2007 are as follows:

Six Months Ended September 30, 2006

Date of approval	Board of directors on November 6, 2006
Type of share	Common stock
Dividend source	Retained earnings
Total amount of dividends (in millions)	¥ 455
Dividend per share (in yen)	¥ 0.16
Dividend record date	September 30, 2006
Date of payment	From December 11, 2006

Semi-annual Financial Report
Consolidated Statements of Cash Flows
Note 1.	Cash and cash equivalents as of September 30, 2005 and 2006, and March 31, 2006 are reconciled to the accounts reported in the consolidated balance sheets as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Cash and deposits	¥26,778	¥24,548	¥22,788
Time deposits with maturities of over 3 months and restricted cash in banks pledged as collateral	(820)	—	—
Time deposits with maturities of over 3 months	—	(335)	(20)
Restricted cash in banks pledged as collateral	—	(682)	(1,662)

Cash and cash equivalents	¥25,958	¥23,530	¥21,105

Semi-annual Financial Report
Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
Lessee
1.	Equivalents of acquisition costs, accumulated amortization and book value as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Equipment:
Acquisition costs equivalent	¥2,228	¥2,309	¥2,229
Accumulated amortization equivalent	(1,080)	(1,502)	(1,257)

Book value equivalent	1,148	807	971
Software:
Acquisition costs equivalent	436	506	498
Accumulated amortization equivalent	(178)	(279)	(227)

Book value equivalent	258	226	271
Other:
Acquisition costs equivalent	4	4	4
Accumulated amortization equivalent	(2)	(3)	(3)

Book value equivalent	1	0	1

Total:
Acquisition costs equivalent	¥2,670	¥2,820	¥2,732
Accumulated amortization equivalent	(1,261)	(1,785)	(1,487)

Book value equivalent	1,408	1,034	1,244

2.	The amounts of outstanding future minimum lease payments as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Due within one year	¥574	¥542	¥592
Due after one year	856	513	675

Total	¥1,431	¥1,056	¥1,267

3.	Lease payments, amortization expense equivalent, and interest expense equivalent for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Lease payments	¥306	¥314	¥611
Amortization expense equivalent	291	301	585
Interest expense equivalent	14	10	27

Semi-annual Financial Report
4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets.
Lessor
1.	Acquisition costs, accumulated depreciation and amortization and book value of leased assets as of September 30, 2005 and 2006, and March 31, 2006 included in assets held for leases are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Machinery:
Acquisition costs	¥364	¥410	¥397
Accumulated depreciation	(56)	(127)	(91)

Book value	308	282	306
Equipment:
Acquisition costs	2,336	3,560	2,849
Accumulated depreciation	(386)	(962)	(636)

Book value	1,949	2,597	2,213
Software:
Acquisition costs	341	572	461
Accumulated amortization	(63)	(154)	(102)

Book value	278	418	358
Other:
Acquisition costs	29	62	62
Accumulated amortization	(3)	(14)	(8)

Book value	26	47	53

Total:
Acquisition costs	¥3,072	¥4,606	¥3,770
Accumulated depreciation and amortization	(509)	(1,259)	(838)

Book value	2,562	3,346	2,931

2.	The amounts of outstanding future minimum lease payments to be received as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Due within one year	¥547	¥906	¥712
Due after one year	2,135	2,663	2,388

Total	¥2,683	¥3,569	¥3,101

Semi-annual Financial Report
3.	Lease revenue, depreciation and amortization expense, and interest income equivalent for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Lease revenue	¥403	¥614	¥901
Depreciation and amortization expense	282	439	636
Interest income equivalent	178	233	385

4.	The method used to calculate interest income equivalent of leased assets is as follows:
•	Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets.

Semi-annual Financial Report
Investment Securities
1.	Marketable securities included in other securities as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,						March 31,
	2005			2006			2006
Other securities	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference

	(in millions)
Equity securities	¥8,724	¥13,840	¥5,115	¥16,466	¥16,294	¥(172)	¥14,819	¥23,396	¥8,577
Other	—	—	—	4	4	(0)	4	4	(0)

Total	¥8,724	¥13,840	¥5,115	¥16,470	¥16,298	¥(172)	¥14,823	¥23,400	¥8,577

2.	Non-marketable securities included in other securities as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006
Other securities	Carrying Value	Carrying Value	Carrying Value

	(in millions)
Equity securities	¥3,490	¥7,021	¥4,591
Bonds	85	194	114
Contributions in investment funds	3,962	6,303	5,847
Other	153	83	153

Total	¥7,691	¥13,602	¥10,706

3.	Investment securities impaired for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006
	Impairment Amount	Impairment Amount	Impairment Amount

	(in millions)
Other securities	¥—	¥305	¥337

Note: Impairment was recognized for investment securities for which the fair value declined by more than 50% or those for which the average month-end market price for the past two years declined by more than 30% but less than 50%.
Derivative Transactions
As of September 30, 2005 and March 31, 2006, the note for derivative transactions is omitted as all derivative transactions are treated under the hedge accounting principle.
In addition, there is no derivative transaction as of September 30, 2006.

Semi-annual Financial Report
Stock rights
(April 1, 2006 ~ September 30, 2006)
1.	Amount and account classification attributable to issuance of stock rights are as follows:

Six Months Ended September 30,
2006

(in millions)
General and administrative expenses	¥120

2.	Description of stock rights issued for the six months ended September 30, 2006 is as follows:
(1)

Company name:	Nissin Servicer Co., Ltd. (“SVC”)
Date of approval	The Board of Directors on August 7, 2006
Number of grantees:	4 directors and 2 executive officers of SVC
Type of shares:	Common stock of SVC
Number of shares issuable upon exercise of stock rights (shares):	1,400
Date of Issuance:	August 23, 2006
Vesting condition:	(1) Directors of SVC A grantee must be a director of SVC as of vesting date.
(2) Executive officers of SVC
A grantee must be a director, executive officer, statutory auditor, corporate advisor, or employee of SVC or subsidiaries of SVC as of vesting date.
Service period:	Undefined
Exercise period:	September 1, 2006 ~ August 6, 2011
Exercise price (in yen per share):	¥67,362
Fair value at date of issuance (in yen per share):	¥18,737

(2)

Company name:	Nissin Servicer Co., Ltd. (“SVC”)
Date of approval	The Board of Directors on August 7, 2006
Number of grantees:	80 employees and 6 corporate advisors of SVC 1 director and 5 employees of subsidiaries of SVC
Type of shares:	Common stock of SVC
Number of shares issuable upon exercise of stock rights (shares):	4,530
Date of Issuance:	August 23, 2006
Vesting condition:	A grantee must be a director, executive director, statutory auditor, corporate advisor, or employee of SVC or subsidiaries of SVC as of vesting date.
Service period:	Undefined
Exercise period:	September 1, 2006 ~ August 6, 2011
Exercise price (in yen per share):	¥58,380
Fair value at date of issuance (in yen per share):	¥20,729

Semi-annual Financial Report
Segment Information
The segment information for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 is as follows:
1.	Business Segment Information

Business segment information for the six months ended September 30, 2005 is as follows:

	Six Months Ended September 30, 2005
	Integrated
	Financial	Loan	Other
	Services	Servicing	Business	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥18,194	¥9,380	¥812	¥28,387	¥—	¥28,387
(2) Operating revenues from inter-segment sales or transfers	44	6	83	133	(133)	—

Total operating revenues	18,238	9,386	895	28,520	(133)	28,387
Operating expenses	15,321	7,253	1,008	23,583	(430)	23,152

Operating income (losses)	¥2,916	¥2,133	¥(112)	¥4,937	¥297	¥5,234

Notes:	1.	Classification of business segments
Business segments are classified by taking into consideration similarities in the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment
		(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors Provider of leases and other Provider of guarantee services Securities business
		(2) Loan servicing:	Management, collection, acquisition, and investment in specific money claims
		(3) Other businesses:	Real estate-related business Agent for life or non-life insurance companies Business owner support services Wholesale trading and other

	3.	As discussed in “CHANGES IN ACCOUNTING TREATMENTS”, the Group has changed the method of recording the money collected from borrowers on behalf of the Group and its related costs to the method of offsetting “Revenue from purchased loans,” which was included in “Operating revenues,” with “Cost of purchased loans collected,” which was included in “Operating expenses,” beginning from the six months ended September 30, 2005.
Consequently, if the previous method was applied, “Operating revenues from third parties” and “Operating expenses” from loan servicing would each decrease by ¥489 million, respectively.

	4.	All operating expenses are apportionable.

Semi-annual Financial Report
Business segment information for the six months ended September 30, 2006 is as follows:

	Six Months Ended September 30, 2006
	Integrated
	Financial	Loan	Real Estate	Other
	Services	Servicing	Business	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥23,051	¥12,040	¥2,662	¥108	¥37,862	¥—	¥37,862
(2) Operating revenues from inter-segment sales or transfers	72	33	44	17	168	(168)	—

Total operating revenues	23,124	12,073	2,706	125	38,030	(168)	37,862
Operating expenses	21,097	8,822	2,273	309	32,502	(992)	31,510

Operating income (losses)	¥2,026	¥3,251	¥433	¥(183)	¥5,528	¥823	¥6,351

Notes:	1.	Classification of business segments
Business segments are classified by taking into consideration similarities in the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment
		(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors Provider of leases and other Provider of guarantee services Securities business
		(2) Loan servicing:	Management, collection, acquisition and investment in specific money claims
		(3) Real estate business:	Real estate transaction Real estate development Asset management
		(4) Other businesses:	Business owner support services Agent for life or non-life insurance companies

	3.	As discussed in “Changes in accounting policies,” the Group has changed the accounting policies regarding directors’ bonuses. The Group recognized the amount as a decrease of unappropriated retained earnings for the six months ended September 30, 2005; however, the Group changed the previous method so that directors’ bonuses were recognized as expenses as incurred, beginning with the six months ended September 30, 2006.
Consequently, compared with the previous method applied for the six months ended September 30, 2005, operating expenses increased by ¥32 million, ¥5 million and ¥1 million, and “Operating income” decreased by the same amount, in “Integrated Financial Services,” “Loan services” and “Real Estate Business,” respectively.

	4.	As discussed in “Changes in Accounting Treatments,” in cases of issuances of stock rights, the Group recognized the fair values as expenses at the time of issuance, beginning with the six months ended September 30, 2006.
Consequently, compared with the previous method applied for the six months ended September 30, 2005, “Operating expenses” in “Loan Servicing” increased by ¥120 million, and “Operating income” decreased by the same amount.

Semi-annual Financial Report

5.	Changes in business segment
“Real estate business,” which was included in “Other businesses” heretofore, is now disclosed as a separate segment for financial reporting purpose beginning with the six months ended September 30, 2006, as this business has become significant.
In addition, segment information for the six months ended September 30, 2005 and the year ended March 31, 2006, according to the classification for the six months ended September 30, 2006 is as follows:

Business segment information for the six months ended September 30, 2005 is as follows:

	Six Months Ended September 30, 2005
	Integrated
	Financial	Loan	Real Estate	Other
	Services	Servicing	Business	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥18,194	¥9,380	¥699	¥112	¥28,387	¥—	¥28,387
(2) Operating revenues from inter-segment sales or transfers	44	6	31	51	133	(133)	—

Total operating revenues	18,238	9,386	731	164	28,520	(133)	28,387
Operating expenses	15,321	7,253	601	406	23,583	(430)	23,152

Operating income (losses)	¥2,916	¥2,133	¥129	¥(241)	¥4,937	¥297	¥5,234

Business segment information for the year ended March 31, 2006 is as follows:

	Year Ended March 31, 2006
	Integrated
	Financial	Loan	Real Estate	Other
	Services	Servicing	Business	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥40,127	¥17,644	¥2,976	¥243	¥60,991	¥—	¥60,991
(2) Operating revenues from inter-segment sales or transfers	155	97	62	163	478	(478)	—

Total operating revenues	40,282	17,741	3,038	406	61,470	(478)	60,991
Operating expenses	33,113	12,746	2,848	468	49,177	(970)	48,207

Operating income (losses)	¥7,169	¥4,994	¥189	¥(61)	¥12,292	¥491	¥12,784

6.	All operating expenses are apportionable.

Semi-annual Financial Report
Business segment information for the year ended March 31, 2006 is as follows:

	Year Ended March 31, 2006
	Integrated
	Financial	Loan	Other
	Services	Servicing	Business	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥40,127	¥17,644	¥3,219	¥60,991	¥—	¥60,991
(2) Operating revenues from inter-segment sales or transfers	155	97	225	478	(478)	—

Total operating revenues	40,282	17,741	3,445	61,470	(478)	60,991
Operating expenses	33,113	12,746	3,316	49,177	(970)	48,207

Operating income (losses)	¥7,169	¥4,994	¥128	¥12,292	¥491	¥12,784

Notes:	1.	Classification of business segments
Business segments are classified by taking into consideration similarities in the nature and essence of businesses and the operating transactions.

	2.	Main description of each business segment
		(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors Provider of leases and other Provider of guarantee services Securities business
		(2) Loan servicing:	Management, collection, acquisition and investment in specific money claims
		(3) Other businesses:	Real estate-related business Business owner support services Agent for life or non-life insurance companies

	3.	As discussed in “CHANGES IN ACCOUNTING TREATMENTS,” the Group changed the method of recording the money collected from borrowers on behalf of the Group and its related costs to the method of offsetting “Revenue from purchased loans,” which was included in “Operating revenues” against “Cost of purchased loans collected,” which was included in “Operating expenses,” beginning from the year ended March 31, 2006.
Consequently, compared with the use of the previous method, “Operating revenues from third parties” and “Operating expenses” from the Loan Servicing segment are each decreased by ¥881 million.

	4.	As discussed in “ADDITIONAL INFORMATION,” the Group has provided reserves for losses on excess interest repayments beginning from the year ended March 31, 2006. As a result, compared with the previous method, “Operating expenses” increased by ¥590 million and “Operating income” decreased by the same amount in the Integrated Financial Services segment.
In addition, the Group changed the presentation of the amount of excess interest repayments from a deduction from “Operating Revenues” to an addition to selling and general administrative expenses, in accordance with the above change. As a result, compared with the previous method, “Operating revenues from third parties” and “Operating expenses” each increased by ¥387 million, respectively; however, there is no impact on “Operating income.”

	5.	All operating expenses are apportionable.

Semi-annual Financial Report
2.	Geographical Segment Information

Geographical segment information is omitted for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006, as domestic operating revenues accounted for more than 90% of the total operating revenues for all segments during the corresponding period.

3.	Overseas Operating Revenues

Overseas operating revenues information is omitted for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding period.

Semi-annual Financial Report
Per Share Data

	Six Months Ended September 30,			Year Ended March 31,
	2005	2006		2006

	(in yen)
Consolidated:
Net assets per share	¥105.57	¥28.81		¥58.35
Net income (losses) per share:
Basic	7.96	(0.16)		6.91
Diluted	7.35	—	[1]	6.50

Notes:	1.	Diluted net income per share for the six months ended September 30, 2006 was not presented because of net losses for the corresponding period.

	2.	The basis for computation of the amounts presented above:
		(1) Net assets per share

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Net assets	¥—	¥85,548	¥—
Net assets attributable to common stock		82,048
Difference between net assets and net assets attributable to common stock:
Stock rights	—	120	—
Minority interests	—	3,379	—

	September 30,		March 31,
	2005	2006	2006

	(in thousands of shares)
Number of issued shares	—	2,917,887	—
Number of treasury stock	—	70,227	—
Number of shares for the calculation of net assets per share	—	2,847,659	—

(2) Basic and diluted net income per share

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006

	(in millions)
Net income (losses)	¥4,989	¥(452)	¥9,033
Net income (losses) attributable to common stock	4,989	(452)	8,935
Amounts not attributable to common shareholders:
Directors’ and statutory auditors’ bonuses	—	—	97
Adjustment to net income (losses) for the calculation of diluted net income (losses) per share:
Interest payments, net of taxes	41	—	57
Losses on change of equity interest as a result of exercise of stock rights of a subsidiary	(13)	—	(28)

	Six Months Ended September 30,		Year Ended March 31,
	2005	2006	2006

	(in thousands of shares)
Weighted-average number of outstanding shares	626,591	2,792,278	1,292,467
Shares with dilutive effect:
Convertible bonds	50,487	—	69,012
Stock rights	5,143	—	17,936

Semi-annual Financial Report
In addition, shares without dilutive effect which are not reflected in the calculation for diluted net income (losses) per share for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended September 30,			Year Ended March 31,
	2005	2006		2006

Type:	Stock rights	Stock rights		Stock rights
Special resolution date:	June 22, 2004	June 22, 2004	June 22, 2005	June 22, 2005
Number of stock rights (units):	5,980 units	30,077 units	25,990 units	4,800 units

The details of all the securities mentioned above are stated in “ITEM 4. OVERVIEW OF NIS GROUP CO., LTD — 1. Information on Capital Stock — (2) Information on Stock Rights and Convertible Bonds.”
3.	Stock split
(April 1, 2005 ~ September 30, 2005)
On each of November 19, 2004 and May 20, 2005, the Company completed a 1.2-for-1 stock split and a 2-for-1 stock split, respectively. If the stock split is deemed to have occurred on April 1, 2004, per share data for the six months ended September 30, 2004 and the year ended March 31, 2005 would be adjusted retroactively as follows:

	Six Months Ended September 30, 2004	Year Ended March 31, 2005

	(in yen)
Shareholders’ equity per share	¥97.53	¥105.92
Net income per share:
Basic	9.95	10.56
Diluted	8.72	9.61

(April 1, 2006 ~ September 30, 2006)
On each of November 18, 2005 and April 1, 2006, the Company completed a 2-for-1 stock split. If the stock split is deemed to have occurred on April 1, 2005, per share data for the six months ended September 30, 2005 and the year ended March 31, 2006 would be adjusted retroactively as follows:

	Six Months Ended September 30, 2005	Year Ended March 31, 2006

	(in yen)
Shareholders’ equity per share	¥26.39	¥29.18
Net income per share:
Basic	1.99	3.46
Diluted	1.83	3.25

(April 1, 2005 ~ March 31, 2006)
On each of November 19, 2004 and May 20, 2005, the Company completed a 1.2-for-1 stock split and a 2-for-1 stock split, respectively. If the stock split is deemed to have occurred on April 1, 2004, per share data for the year ended March 31, 2005 would be adjusted retroactively as follows:

Year Ended March 31, 2006

(in yen)
Shareholders’ equity per share	¥52.96
Net income per share:
Basic	5.28
Diluted	4.80

Semi-annual Financial Report
Significant Subsequent Events
(April 1, 2005 ~ September 30, 2005)
1.	On August 4, 2005, the Board of Directors approved a stock split as follows:

(1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on September 30, 2005
(2) Type of shares be issued:	Common stock
(3) Increase in the number of shares:	666,077,650 shares
(4) Stock split date:	November 18, 2005
(5) Dividend paid for the period from:	October 1, 2005

If the stock split is deemed to have occurred on April 1, 2004, per share data would be adjusted retroactively as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005

	(in yen)
Shareholders’ equity per share	¥48.76	¥52.79	¥52.96
Net income per share:
Basic	4.98	3.98	5.28
Diluted	4.36	3.68	4.80

2.	On November 7, 2005, the Board of Directors resolved to acquire shares of Aprek Co., Ltd. (“APREK”) through a cash tender offer. The tender offer was completed on November 28, 2005 and APREK consequently became a subsidiary of the Company. APREK provides business financing primarily to owners of small and medium-sized enterprises and sole proprietors in the Kyushu region, which has high potential for growth. Since both the Company and APREK are targeting mainly small and medium-sized enterprises, it is anticipated this offer will bring enormous synergy to both companies, by providing real estate-related services, corporate revitalization-related services, and venture enterprise support services, to customers of APREK in the Kyushu region. The synergy stated above will further enhance the corporate value of both companies.
(1)	Basic information of APREK

Company name:	Aprek Co., Ltd. JASDAQ listed (Code: 8489)
Location:	3-31, Bashaku 3-chome, Kokura-kita-ku, Kitakyushu City, Fukuoka
Representative:	Kazumasa Omatsu, Representative Director, President
Date of incorporation:	March 1, 1974
Common stock:	¥482 million
Description of business:	Business financing for small and medium-sized companies
Scale of business:	Operating revenues	¥1,286 million (for the year ended March 31, 2005)
	Total assets	¥9,212 million (as of March 31, 2005)
	Number of employees	107 (as of March 31, 2005)
Relationship between the Company and APREK:	There is no capital relationship, personnel relationship, or business relationship between the Company and APREK

(2)	Information on the tender offer

Class of shares to be acquired:	Common stock
Period of tender offer:	November 8, 2005 (Tuesday) through November 28, 2005 (Monday)
Tender offer price:	¥450 per share
Basis of calculation of tender offer price:	Tender offer price is calculated on the basis of an approximately 22% premium added to the average closing price (¥370) of APREK on the Jasdaq Securities Exchange, Inc. for the most recent three-month period.
Numbers of shares to be acquired:	At least 3,027,000 shares (ratio of interest to be owned: 62.09%)
Tender offer agent:	Nikko Cordial Securities Inc.

Semi-annual Financial Report
(3)	Number of shares acquired, amount paid for acquisition, and shareholding ratio after the acquisition

Number of shares acquired:	3,132,000 shares
Amount paid for acquisition:	¥1,446 million
Ratio of interest owned after acquisition:	64.25%

(April 1, 2006 ~ September 30, 2006)
None
(April 1, 2005 ~ March 31, 2006)
1.	On December 20, 2005, the Board of Directors approved a stock split as follows:

(1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2006
(2) Type of shares be issued:	Common stock
(3) Increase in the number of shares:	1,406,470,644 shares
(4) Stock split date:	April 1, 2006
(5) Dividend paid for the period from:	April 1, 2006

If the stock split is deemed to have occurred on April 1, 2004, per share data is adjusted retroactively as follows:

	Year Ended March 31,
	2005	2006

	(in yen)
Shareholders’ equity per share	¥26.48	¥29.18
Net income per share:
Basic	2.64	3.46
Diluted	2.40	3.25

2.	On May 25, 2006, the Board of Directors approved the issuance of new shares through a third-party allotment as follows:

(1) Number of new shares issued:	86,021,600 shares of common stock
(2) Issue price of the new shares:	¥93 per share
(3) Total paid-in amount:	¥8,000 million
(4) Amount to be credited to common stock:	¥47 per share
(5) Total amount to be credited to common stock:	¥4,043 million
(6) Offering date:	June 12, 2006
(7) Payment date:	June 12, 2006
(8) Dividend paid for the year from:	April 1, 2006
(9) Underwriter and number of shares allotted:	Sumitomo Mitsui Banking Corporation (“SMBC”) 86,021,600 shares
(10) Usage of proceeds:	Funds for operating activities and business operations
(11) Retention period of the new shares:	Long-term retention as a precondition, taking into consideration relationships with SMBC as well as Sumitomo Mitsui Financial Group, Inc.

(2)	Other
None

2.	Semi-annual Non-consolidated Financial Statements
(1)	Semi-annual Non-consolidated Financial Statements

1.	Non-consolidated Balance Sheets

	September 30,				March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets	Amount	Total Assets

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥18,150		¥13,204		¥14,332
Notes receivable (Notes 5 and 8)	139		186		166
Loans receivable (Notes 2, 3, 6 and 7)	154,671		230,068		215,056
Other	3,742		17,867		10,411
Allowance for loan losses	(7,157)		(10,499)		(7,253)

Total Current Assets	169,545	77.2	250,827	76.0	232,714	77.4

Fixed Asset:
Tangible fixed assets (Note 1)
Land	355		355		355
Other	626		704		617

Total tangible fixed assets	982		1,060		973

Intangible fixed assets	2,180		1,850		2,013

Investments and other assets
Investment securities	17,554		22,881		28,309
Loans to affiliates	20,444		34,808		24,853
Other (Note 6)	12,386		23,913		15,698
Allowance for loan losses	(3,479)		(5,493)		(3,847)

Total investments and other assets	46,905		76,110		65,013

Total Fixed Assets	50,068	22.8	79,020	24.0	68,000	22.6

Total Assets	¥219,613	100.0	¥329,847	100.0	¥300,715	100.0

Semi-annual Financial Report

	September 30,				March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentage of
		Total Liabilities		Total Liabilities		Total Liabilities
		and Shareholders’		and Shareholders’		and Shareholders’
	Amount	Equity	Amount	Equity	Amount	Equity

	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Notes 2 and 7)	¥3,740		¥45,075		¥19,700
Current portion of long-term borrowings (Notes 2 and 7)	44,241		56,359		47,679
Current portion of bonds	6,000		1,300		1,800
Current portion of convertible bonds	6,901		—		822
Commercial paper	3,900		30,000		30,000
Accrued income taxes	3,257		825		4,338
Accrued bonuses — employees	448		456		640
Accrued bonuses — directors and statutory auditors	—		32		—
Reserves for guarantee losses	479		743		609
Reserves for losses on excess interest repayments	—		—		540
Other (Notes 5 and 9)	4,221		3,415		5,892

Total Current Liabilities	73,188	33.3	138,206	41.9	112,020	37.2

Long-term Liabilities:
Bonds	26,000		25,550		26,200
Long-term borrowings (Notes 2 and 7)	50,374		52,058		64,142
Asset-backed securities (Note 2)	3,819		32,970		21,669
Accrued retirement benefits — directors and statutory auditors	330		328		330
Reserves for losses on excess interest repayments	—		4,000		—
Other	913		67		1,599

Total Long-term Liabilities	81,437	37.1	114,973	34.9	113,941	37.9

Total Liabilities	154,625	70.4	253,180	76.8	225,962	75.1

SHAREHOLDERS’ EQUITY:
Common stock	8,802	4.0	—	—	11,848	3.9
Additional paid-in capital:
General	11,221		—		14,253
Other
Gains on sales of treasury stock	545		—		1,266

Total additional paid-in capital	11,766	5.4	—	—	15,519	5.2

Retained earnings:
Legal reserves	400		—		400
General reserves	38,900		—		38,900
Unappropriated retained earnings	5,385		—		6,742

Total retained earnings	44,686	20.3	—	—	46,043	15.3

Unrealized gains on investment securities	2,181	1.0	—	—	3,173	1.1
Treasury stock	(2,448)	(1.1)	—	—	(1,833)	(0.6)

Total Shareholders’ Equity	64,987	29.6	—	—	74,752	24.9

Total Liabilities and Shareholders’ Equity	¥219,613	100.0	¥—	—	¥300,715	100.0

Semi-annual Financial Report

	September 30,				March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentage of
		Total Liabilities		Total Liabilities		Total Liabilities
	Amount	and Net Assets	Amount	and Net Assets	Amount	and Net Assets

	(in millions except percentages)
NET ASSETS:
Shareholders’ Equity
Common stock	¥—	—	¥16,289	4.9	¥—	—
Additional paid-in capital:
General	—		18,586		—
Other	—		1,437		—

Total additional paid-in capital	—	—	20,024	6.1	—	—
Retained earnings:
Legal reserves	—		400		—
Other retained earnings:
Reserves for dividends	—		1,000		—
Special reserves	—		41,300		—
Unappropriated retained earnings	—		224		—

Total retained earnings	—	—	42,925	13.0	—	—
Treasury stock	—	—	(1,607)	(0.5)	—	—

Total Shareholders’ Equity	—	—	77,630	23.5	—	—

Valuation and Translation Adjustments:
Unrealized gains on investment securities	—		(963)		—

Total Valuation and Translation Adjustments	—	—	(963)	(0.3)	—	—

Total Net Assets	—	—	76,667	23.2	—	—

Total Liabilities and Net Assets	¥—	—	¥329,847	100.0	¥—	—

Semi-annual Financial Report
2.	Non-consolidated Statements of Income

	Six Months Ended September 30,				Year Ended March 31,
	2005		2006		2006
		Percentage of		Percentage of		Percentages of
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥13,938		¥—		¥—
Other financial income	0		—		—
Other operating income	2,108		—		—

Total operating revenues	16,047	100.0	—	—	—	—
Operating Expenses:
Financial costs	1,181		—		—
Other operating expenses (Note 5)	11,629		—		—

Total operating expenses	12,810	79.8	—	—	—	—

Operating Income	3,236	20.2	—	—	—	—

Operating Revenues:
Interest income from notes and loans receivable	—		14,895		28,472
Other financial income	—		7		5
Other operating income	—		3,606		5,674

Total operating revenues	—	—	18,509	100.0	34,152	100.0
Operating Expenses:
Financial costs	—		1,490		2,382
Other operating expenses (Note 5)	—		311		485

Total operating expenses	—	—	1,802	9.7	2,868	8.4

Operating Revenues, net	—	—	16,706	90.3	31,284	91.6
General and Administrative Expenses (Note 5)	—	—	14,458	78.1	24,227	70.9

Operating Income	—	—	2,247	12.2	7,056	20.7

Other income (Note 1)	446	2.8	1,081	5.8	1,354	4.0
Other expenses (Note 2)	135	0.8	290	1.6	301	0.9

Ordinary Income	3,547	22.2	3,039	16.4	8,109	23.8

Special gains (Note 3)	4,011	25.0	1,723	9.3	4,246	12.4
Special losses (Note 4)	300	1.9	7,232	39.0	681	2.0

Income (losses) before Income Taxes	7,257	45.3	(2,469)	(13.3)	11,675	34.2

Income Taxes
Current	3,193		888		5,398
Deferred	(245)		(1,816)		(667)

Total income taxes	2,948	18.4	(928)	(5.0)	4,730	13.9

Net Income (losses)	4,309	26.9	¥(1,541)	(8.3)	6,944	20.3

Unappropriated retained earnings at beginning of period	1,076				1,076
Half-year dividends paid	—				1,278

Unappropriated Retained Earnings at End of Period	¥5,385				¥6,742

Semi-annual Financial Report
3.	Non-consolidated Statement of Changes in Net Assets

For the six months ended September 30, 2006

	Shareholders’ Equity
		Additional Paid-in Capital
				Total Additional
	Common Stock	General	Other	Paid-in Capital

	(in millions)
Balance as of March 31, 2006	¥11,848	¥14,253	¥1,266	¥15,519
Changes in items for the six months ended September 30, 2006:
Stock issuance	4,440	4,333	—	4,333
Cash dividends	—	—	—	—
Directors’ and statutory auditors’ bonuses	—	—	—	—
Funding special reserves	—	—	—	—
Net losses	—	—	—	—
Purchases of treasury stock	—	—	—	—
Sales of treasury stock	—	—	170	170
Net changes in items other than shareholders’ equity	—	—	—	—

Total changes for the six months ended September 30, 2006	4,440	4,333	170	4,504

Balance as of September 30, 2006	¥16,289	¥18,586	¥1,437	¥20,024

	Shareholders’ Equity
	Retained Earnings
		General Reserves
				Unappropriated	Total		Total
	Legal	Reserves for	Special	Retained	Retained	Treasury	Shareholders'
	Reserves	Dividends	Reserves	Earnings	Earnings	Stock	Equity

	(in millions)
Balance as of March 31, 2006	¥400	¥1,000	¥37,900	¥6,742	¥46,043	¥(1,833)	¥71,579
Changes in items for the six months ended September 30, 2006:
Stock issuance	—	—	—	—	—	—	8,774
Cash dividends	—	—	—	(1,503)	(1,503)	—	(1,503)
Directors’ and statutory auditors’ bonuses	—	—	—	(74)	(74)	—	(74)
Funding special reserves	—	—	3,400	(3,400)	—	—	—
Net losses	—	—	—	(1,541)	(1,541)	—	(1,541)
Purchases of treasury stock	—	—	—	—	—	(0)	(0)
Sales of treasury stock	—	—	—	—	—	225	396
Net changes in items other than shareholders’ equity	—	—	—	—	—	—	—

Total changes for the six months ended September 30, 2006	—	—	3,400	(6,518)	(3,118)	225	6,051

Balance as of September 30, 2006	¥400	¥1,000	¥41,300	¥224	¥42,925	¥(1,607)	¥77,630

	Valuation and Translation Adjustment
	Unrealized Gains (Losses)	Total Valuation and
	on Investment Securities	Translation Adjustments	Total Net Assets

	(in millions)
Balance as of March 31, 2006	¥3,173	¥3,173	¥74,752
Changes in items for the six months ended September 30, 2006:
Stock issuance	—	—	8,774
Cash dividends	—	—	(1,503)
Directors’ and statutory auditors’ bonuses	—	—	(74)
Funding special reserves	—	—	—
Net losses	—	—	(1,541)
Purchases of treasury stock	—	—	(0)
Sales of treasury stock	—	—	396
Net changes in items other than shareholders’ equity	(4,136)	(4,136)	(4,136)

Total changes for the six months ended September 30, 2006	(4,136)	(4,136)	1,914

Balance as of September 30, 2006	¥(963)	¥(963)	¥76,667

Note:	The amounts of cash dividends, directors’ and statutory auditors’ bonuses and funding special reserves presented above are items of appropriation of earnings resolved at the 47th Annual Shareholders’ Meeting on June 24, 2006.

Semi-annual Financial Report
SIGNIFICANT ACCOUNTING POLICIES
1.	Valuation and Computation of Assets
1)	Investment securities
i.	Investment in subsidiaries and affiliates

Cost method, cost being determined by the moving average method.

ii.	Other securities

Marketable securities
Market value is determined by market price at the end of the period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported as a separate component of valuation and translation adjustments in shareholders’ equity / net assets. Cost of securities sold is computed using the moving average method.)
Non-marketable securities
Cost method, cost being determined by the moving average method.
In addition, with respect to capital contributions to limited partnerships which operate as investment funds or similar organizations, the Company determines valuations based on the Company’s interest in asset value.
2)	Derivatives (not applicable for the six months ended September 30, 2006)

Market value method
2.	Depreciation and Amortization of Fixed Assets
1)	Tangible fixed assets

Tangible fixed assets are amortized using the declining balance method.
However, depreciation of buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the straight-line method.

2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

Semi-annual Financial Report
3.	Allowance for Loan Losses and Accrued Expenses
1)	Allowance for loan losses

Allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period.

3)	Accrued bonuses for directors (applicable only for the six months ended September 30, 2006)

Accrued bonuses for directors are provided for the payment to directors based on estimated amounts of future payments attributable to the corresponding period.

(Changes in accounting treatments)
Regarding directors’ bonuses, the Company heretofore recognized these amounts as a decrease of unappropriated retained earnings through the approval of the general shareholders’ meeting. However, the Company changed the previous method so that directors’ bonuses would be recognized as expenses as incurred in accordance with the Accounting Standards Board of Japan (“ASBJ”) Statement No.4 “Accounting Standard for Directors’ Bonuses” issued on November 29, 2005.

As a result of this change in accounting treatments, the amount of “Provision for accrued bonuses — directors” included in “General and Administrative Expenses” for the six months ended September 30, 2006 increased by ¥32 million, compared with the previous method. Consequently, operating income and ordinary income for the six months ended September 30, 2006 decreased by the same amount, and losses before income taxes for the six months ended September 30, 2006 increased by the same amount, respectively.
4)	Reserves for guarantee losses

Reserves for guarantee losses are maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

5)	Reserves for losses on excess interest repayments (not applicable for the six months ended September 30, 2005)

Reserves for losses on excess interest repayments are provided, in order to prepare for refund claims for repayments of interest in excess of the prescribed rate stipulated by the Interest Rate Restriction Law (“IRRL”) from borrowers, at an amount based on reasonable estimation taking into account past experiences and current conditions.

As of September 30, 2006, the estimated amount of ¥5,300 million, which is prepared for repayments of interest received from borrowers in excess of the prescribed rate stipulated by the IRRL, is included in the allowance for loan losses.

Semi-annual Financial Report
(Additional information)
For the six months ended September 30, 2006, according to the announcement of “Treatment in Audits concerning Reserves for Losses on Excess Interest Repayment Claims in Consumer Finance Companies” (the industry specification committee report No. 37 issued by the Japanese Institute of Certified Public Accountants on October 13, 2006), the Company reviewed the previous method for estimation of reserves for losses on excess interest repayments and allowance for loan losses while taking into account the recent status on occurrences of excess interest repayment costs. As a result, the Company recorded the adjustment to estimated excess interest repayment-related costs of ¥6,919 million as special losses, which was the difference between amounts estimated by the previous method and the amount newly estimated by the review.

The amount of adjustment to estimated excess interest repayment-related costs consists of ¥3,460 million for provision for losses on excess interest repayments and ¥3,459 million for provision for loan losses.

In addition, regarding reserves for losses on excess interest repayments, as the Company cannot accurately calculate the amount of one-year usage, the entire amount is recorded in long-term liabilities.
6)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of the Company’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services as of the balance sheet date. These amounts are determined in accordance with the Company’s internal rules.
4.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

5.	Hedging Activities (not applicable for the six months ended September 30, 2006)
1)	Accounting for hedging activities

Deferred hedge accounting has been adopted.

2)	Hedge instruments and hedge items
i.	Hedge instruments
Interest rate swaps
ii.	Hedge items
Cash flow hedges for interest on borrowing with variable rates
3)	Hedging policy

The Company utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

Semi-annual Financial Report
4)	Evaluation of hedge effectiveness

The Company determines the effectiveness of its hedging transactions based on the correlation between the indicated rates of the hedge instruments and those of the hedge items.
6.	Other Significant Accounting Policies for the Preparation of Financial Statements
1)	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis. However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the IRRL in Japan.

2)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as an expense for the corresponding period.

Semi-annual Financial Report
CHANGES IN ACCOUNTING TREATMENTS
(April 1, 2005 ~ September 30, 2005)
None
(April 1, 2006 ~ September 30, 2006)
(Presentation of Net Assets in the Non-consolidated Balance Sheets)
Beginning with the six months ended September 30, 2006, the Company adopted the ASBJ Statement No. 5 “Accounting Standards for Presentation of Net Assets in Balance Sheets” and the ASBJ Guidance No. 8 “Guidance on Accounting Standards for Presentation of Net Assets in Balance Sheets” both issued on December 9, 2005.
There is no effect on profit and loss with this change.
The total amount of shareholders’ equity equivalent to that of the previous presentation method is ¥76,667 million.
Financial statements for the corresponding period are made based on the rules after the revision to the interim financial statement rule.
(Accounting Treatments for Deferred Assets)
On August 11, 2006, ASBJ issued Practical Issues Task Force (“PITF”) No. 19“, Accounting Treatments for Deferred Assets,” and the Company adopted this PITF No. 19 effective April 1, 2006. As a result of this adoption, the Company presented all direct expenses incurred related to the issuance of stock as “Stock issuance-related costs” included in “Other expenses” for the six months ended September 30, 2006, instead of in “Stock issuance costs,” which consisted of specific direct costs related to the issuance of new stock, included in “Other expenses” for the six months ended September 30, 2005.
(April 1, 2005 ~ March 31, 2006)
None

Semi-annual Financial Report
CHANGES IN PRESENTATION
(April 1, 2005 ~ September 30, 2005)
(Non-consolidated Balance Sheets)
1)	“Loans to affiliates,” which were included in “Other” of “Investments and other assets” as of September 30, 2004, is classified separately beginning with the six months ended September 30, 2005, as the amount of “Loans to affiliates” became more than 5% of the total of assets. The amount of “Loans to affiliates” as of September 30, 2004 was ¥7,253 million.

2)	On June 9, 2004, “The Law concerning an Amendment to the Securities and Exchange Laws, etc. (Article 97, 2004)” was promulgated to be effective from December 1, 2004 and on February 15, 2005, the JICPA Accounting Committee Report No.14, “Practical Guideline for the Accounting of Financial Instruments” was amended. Consequently, a contribution to a limited partnership which operates as an investment fund or similar organization is deemed an investment in securities in accordance with the Securities and Exchange Law, Regulation 2-2 and therefore the Company includes these contributions in “Investment securities” as of September 30, 2005. The amount of these contributions which is included in “Investment securities” as of September 30, 2005 is ¥3,962 million.
(April 1, 2006 ~ September 30, 2006)
(Non-consolidated Statements of Operations)
The Company’s non-consolidated statements of operations were presented heretofore in accordance with the revised “Form of Standard Financial Statements of Income in the Consumer Finance Business” issued by the Federation of Moneylenders Association of Japan on May 10, 2001; however, the presentation would not properly reflect the Company’s operating results while the Company is diversifying its business and the proportion of interest income from consumer loans to total operating revenues decreased. As a result, the Company has changed the presentation of non-consolidated statements of income in conformity with the standard format of non-consolidated statements of operations in order to reflect the current business operations.
The presentation based on the previous standard is as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2006		2006
		Percentage of Total		Percentage of Total
	Amount	Operating Revenues	Amount	Operating Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥14,895		¥28,472
Other financial income	7		5
Other operating income	3,606		5,674

Total operating revenues	18,509	100.0	34,152	100.0
Operating Expenses:
Financial costs	1,490		2,382
Other operating expenses	14,770		24,713

Total operating expenses	16,261	87.8	27,095	79.3

Operating Income	2,247	12.2	7,056	20.7

Semi-annual Financial Report
ADDITIONAL INFORMATION
(April 1, 2005 ~ September 30, 2005)
None
(April 1, 2006 ~ September 30, 2006)
None
(April 1, 2005 ~ March 31, 2006)
(Non-consolidated Balance Sheets)
As we assume that reserves for losses on excess interest repayments will become a firm accounting practice, and in order to further ensure fair appropriation of periodic profit and loss, and fiscal soundness, the Company has provided reserves for losses on excess interest repayments from the year ended March 31, 2006. As a result, compared with the previous method, “Operating Income,” “Ordinary Income,” and “Income before Income Taxes” each decreased by ¥540 million, respectively.
In addition, the Company changed the presentation of the amount of excess interest repayments from a deduction from “Operating Revenues” to an addition to selling and general administrative expenses, in accordance with the above change. As a result, compared with the previous method, “Operating Revenues” increased by ¥378 million; however, there is no impact on “Operating Income,” “Ordinary Income,” and “Income before Income Taxes.”

Semi-annual Financial Report
NOTES TO SEMI-ANNUAL NON-CONSOLIDATED FINANCIAL STATEMENTS
Non-consolidated Balance Sheets
Note 1.	Accumulated depreciation of tangible fixed assets as of September 30, 2005 and 2006, and March 31, 2006 is ¥846 million, ¥899 million and ¥877 million, respectively.

Note 2.	Assets pledged for short and long-term borrowings as collateral as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Loans receivable	¥13,585	¥53,022	¥15,421

Total	¥13,585	¥53,022	¥15,421

Corresponding borrowings secured by the above collateral as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Short-term borrowings	¥—	¥30,000	¥—
Long-term borrowings, including current portion	13,368	10,248	13,517

Total	¥13,368	¥40,248	¥13,517

Other than the above, loans receivable that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including current portion, as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Loans receivable	¥ 871	¥ 76	¥355
Long-term borrowings, including current potion	1,009	150	405

In addition, the Company entrusted certain outstanding loans to a trust bank. In order to raise funds, the Company sold its senior beneficiary interest in these entrusted outstanding loans to a third party. These transactions constitute a legal transfer under Japanese law. Since the Company reserves an option to repurchase a senior beneficiary interest, the Company does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as a long-term liability corresponding to the transferred senior beneficiary interest. There is no control over the interest by the Company except through the above option. Entrusted outstanding loans included in “Loans receivable,” and the related long-term liability recorded in “Asset-backed securities” as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Loans receivable	¥6,363	¥45,673	¥30,907
Asset-backed securities	3,819	32,970	21,669

Semi-annual Financial Report
Note 3.	Unsecured consumer loans included in loans receivable as of September 30, 2005 and 2006, and March 31, 2006 are ¥2,955 million, ¥2,724 million and ¥2,994 million, respectively.

Note 4.	Commitments and contingencies

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Guarantees for outstanding loans of alliance companies	¥9,302	¥16,578	¥11,571
Guarantees for borrowings of subsidiaries and affiliates:
Aprek Co., Ltd.	—	5,921	6,381
Chuo Mitsui Finance Service Co., Ltd.	1,050	4,680	1,920
NIS Property Co., Ltd.	—	4,000	—

Note 5.	Rediscounted notes as of September 30, 2005 and 2006, and March 31, 2006 are ¥89 million, ¥136 million, and ¥128 million, respectively.

Note 6.	According to the requirement of the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable as of September 30, 2005 and 2006, and March 31, 2006 are classified as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
(1) Bankrupt loans receivable	¥949	¥1,346	¥1,002
(2) Delinquent loans receivable	3,091	4,771	3,249
(3) Delinquent loans receivable (three months or more)	—	—	—
(4) Restructured loans receivable	14,296	15,236	14,268

Total	¥18,337	¥21,354	¥18,520

Notes:	(1)	“Bankrupt loans receivable,” for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1) and (4).

	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1) and (2).

	(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, etc. in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in (1), (2), and (3).

Semi-annual Financial Report

Note 7.	(1)	In order to raise funds efficiently, the Company entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with several banks. The unused balances of these prescribed limit agreements as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit line	¥8,500	¥14,000	¥15,937
Outstanding borrowings within the limits	—	(10,500)	(11,200)

Unused balance	¥8,500	¥3,500	¥4,737

(2)	In providing its core business, integrated financial services, under the terms and conditions of the Company’s credit line agreements in connection with loans receivable, the Company may, but is not committed to, lend funds to customers. The Company’s unfunded credit lines as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Total amount of credit line agreements	¥82,099	¥90,107	¥85,997
Loans outstanding under credit line agreements	(26,683)	(30,663)	(28,319)

Total unfunded credit lines	¥55,415	¥59,444	¥57,678
Unfunded credit lines without loans outstanding (included above)	45,693	49,700	48,036

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.
Note 8.	Notes maturing on September 30, 2006 were accounted for on the day of settlement. As the balance sheet date fell on a non-business day for financial institutions, notes maturing on that date have been included in the balance shown in the non-consolidated financial statements.

Since it was a non-business day for financial institutions on September 30, 2006, “Notes receivable” includes maturing notes on this date in the amount of ¥ 48 million.

Note 9.	As of September 30, 2006 and March 31, 2006, “Investment securities” includes securities in the amount of ¥2,772 million and ¥5,944 million loaned under a share lending agreement and “Other” of “Current Liabilities” includes the amounts of ¥2,000 million and ¥4,500 million received as collateral, respectively.

Semi-annual Financial Report
Non-consolidated Statements of Operations
Note 1.	Significant components of other income for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Other income:
Interest income from securities	¥ 0	¥ 5	¥ 1
Interest and dividends	105	373	316
Guarantee fees received from subsidiaries and affiliates	12	23	20
Interest income from loans to subsidiaries and affiliates	250	537	594
Income from investment funds	—	106	306
Fee received from stock loaned	61	—	74

Note 2.	Significant components of other expenses for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Other Expenses:
Stock issuance costs	¥34	¥ —	¥107
Stock issuance-related costs	—	159	—
Bond issuance costs	83	—	92
Securitization facility costs	—	73	54
Syndicated loan borrowing costs	5	—	33
Provision for loan losses	—	25	—

Note 3.	Significant components of special gains for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Special Gains:
Gains on sales of investment securities	¥4,011	¥1,245	¥4,246
Gains on sales of investments in subsidiaries and affiliates	—	399	—

Note 4.	Significant components of special losses for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Special Losses:
Losses on disposal of fixed assets	¥ 5	¥ 7	¥ 14
Impairment of investment securities	—	305	337
Provision for loan losses	258	—	289
Adjustment to estimated excess interest repayment-related costs	—	6,919	—

Semi-annual Financial Report
Note 5.	Depreciation and amortization for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Depreciation and amortization:
Tangible fixed assets	¥ 32	¥ 36	¥ 68
Intangible fixed assets	238	252	480

Non-consolidated Statements of Changes in Net Assets
Changes the number of treasury stock for the six months ended September 30, 2006 are as follows:

Six Months Ended September 30, 2006

(in thousands of shares except type)
Type of share	Common stock
As of the end of the previous fiscal year	40,051
Increase	40,054
Decrease	9,877
As of the end of the period	70,227

The following table shows primary reasons for the above changes:

Six Months Ended September 30, 2006

(in thousands of shares)
Increase due to:
2-for -1 stock split completed on April 1,2006	40,051
Purchase of odd stocks	2
Decrease due to:
Exercise of stock rights	9,877

Semi-annual Financial Report
Lease
Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
1.	Equivalents of acquisition costs, accumulated amortization, accumulated impairment and book value as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Equipment:
Acquisition costs equivalent	¥2,218	¥2,279	¥2,210
Accumulated amortization equivalent	(1,077)	(1,496)	(1,253)

Book value equivalent	1,140	783	956
Software:
Acquisition costs equivalent	267	267	267
Accumulated amortization equivalent	(130)	(185)	(157)

Book value equivalent	137	82	109
Other:
Acquisition costs equivalent	4	4	4
Accumulated amortization equivalent	(2)	(3)	(3)

Book value equivalent	1	0	1

Total:
Acquisition costs equivalent	¥2,490	¥2,551	¥2,482
Accumulated amortization equivalent	(1,210)	(1,685)	(1,415)

Book value equivalent	1,280	866	1,067

2.	The amounts of outstanding future minimum lease payments as of September 30, 2005 and 2006, and March 31, 2006 are as follows:

	September 30,		March 31,
	2005	2006	2006

	(in millions)
Due within one year	¥ 536	¥486	¥ 540
Due after one year	765	398	548

Total	¥1,301	¥884	¥1,088

3.	Lease payments, amortization expense equivalent, and interest expense equivalent for the six months ended September 30, 2005 and 2006, and the year ended March 31, 2006 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2005	2006	2006

	(in millions)
Lease payments	¥286	¥285	¥568
Amortization expense equivalent	273	273	545
Interest expense equivalent	13	9	24

Semi-annual Financial Report
4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets.
Investment Securities
Information regarding investments in subsidiaries and affiliates with market quotation available as of September 30, 2005 and 2006, and March 31, 2006 is as follows:

	September 30,						March 31,
	2005			2006			2006
	Carrying Value	Market Value	Differences	Carrying Value	Market Value	Differences	Carrying Value	Market Value	Differences

	(in millions)
Investment in subsidiaries	¥500	¥34,920	¥34,420	¥1,946	¥34,984	¥33,038	¥1,946	¥67,552	¥65,605

Total	¥500	¥34,920	¥34,420	¥1,946	¥34,984	¥33,038	¥1,946	¥67,552	¥65,605

Note: There were no affiliates with market quotation available as of September 30, 2005 and 2006, and March 31, 2006.
Per Share Data
The note for per share data is omitted as the Group prepared Semi-annual Consolidated Financial Statements.

Semi-annual Financial Report
Significant Subsequent Events
(April 1, 2005 ~ September 30, 2005)
1.	On August 4, 2005, the Board of Directors approved a stock split as follows:

(1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on September 30, 2005
(2) Type of shares to be issued:	Common stock
(3) Increase in the number of shares:	666,077,650 shares
(4) Stock split date:	November 18, 2005
(5) Dividends paid for the period from:	October 1, 2005

2.	On November 7, 2005, the Board of Directors resolved to acquire shares of Aprek Co., Ltd. (“APREK”) through a cash tender offer. The tender offer was completed on November 28, 2005 and APREK consequently became a subsidiary of the Company.

APREK provides business financing primarily to owners of small and medium-sized enterprises and sole proprietors in the Kyushu region, which has high potential for growth. Since both the Company and APREK are targeting mainly small and medium-sized enterprises, it is anticipated this offer will bring enormous synergy to both companies, by providing real estate-related services, corporate revitalization-related services, and venture enterprise support services, to customers of APREK in the Kyushu region. The synergy stated above will further enhance the corporate value of both companies.
(1)	Basic information of APREK

Company name:	Aprek Co., Ltd. JASDAQ listed (Code: 8489)
Location:	3-31, Bashaku 3-chome, Kokura-kita-ku, Kitakyushu City, Fukuoka
Representative:	Kazumasa Omatsu, Representative Director, President
Date of incorporation:	March 1, 1974
Common stock:	¥482 million
Description of business:	Business financing for small and medium-sized companies
Scale of business:	Operating revenues	¥1,286 million (for the year ended March 31, 2005)
	Total assets	¥9,212 million (as of March 31, 2005)
	Number of employees	107 (as of March 31, 2005)
Relationship between the Company and APREK:	There is no capital relationship, personnel relationship, or business relationship between the Company and APREK

(2)	Information on the tender offer

Class of shares to be acquired:	Common stock
Period of tender offer:	November 8, 2005 (Tuesday) through November 28, 2005 (Monday)
Tender offer price:	¥450 per share
Basis of calculation of tender offer price:	Tender offer price is calculated on the basis of an approximately 22% premium added to the average closing price (¥370) of APREK on the Jasdaq Securities Exchange, Inc. for the most recent three-month period.
Numbers of shares to be acquired:	At least 3,027,000 shares (ratio of interest to be owned: 62.09%)
Tender offer agent:	Nikko Cordial Securities Inc.

(3)	Number of shares acquired, amount paid for acquisition, and shareholding ratio after the acquisition

Number of shares acquired:	3,132,000 shares
Amount paid for acquisition:	¥ 1,446
Ratio of interest owned after acquisition:	64.25%

Semi-annual Financial Report
(April 1, 2006 ~ September 30, 2006)
None
(April 1, 2005 ~ March 31, 2006)
1.	On December 20, 2005, the Board of Directors approved a stock split as follows:

(1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2006
(2) Type of shares to be issued:	Common stock
(3) Increase in the number of shares:	1,406,470,644 shares
(4) Stock split date:	April 1, 2006
(5) Dividend paid for the year from:	April 1, 2006

If the stock split is deemed to have occurred on April 1, 2004, per share data are adjusted retroactively as follows:

	Year Ended March 31,
	2005	2006

	(in yen)
Shareholders’ equity per share	¥26.11	¥27.33
Net income per share:
Basic	2.54	2.66
Diluted	2.33	2.51

2.	On May 25, 2006, the Board of Directors approved the issuance of new shares through a third-party allotment as follows:

(1) Number of new shares issued:	86,021,600 shares of common stock
(2) Issue price of the new shares:	¥93 per share
(3) Total paid-in amount:	¥8,000 million
(4) Amount to be credited to common stock:	¥47 per share
(5) Total amount to be credited to common stock:	¥4,043 million
(6) Offering date:	June 12, 2006
(7) Payment date:	June 12, 2006
(8) Dividend paid for the year from:	April 1, 2006
(9) Underwriter and number of shares allotted:	Sumitomo Mitsui Banking Corporation (“SMBC”) 86,021,600 shares
(10) Usage of proceeds:	Funds for operating activities and business operations
(11) Retention period of the new shares:	Long-term retention as a precondition, taking into consideration relationships with SMBC as well as Sumitomo Mitsui Financial Group, Inc.

Semi-annual Financial Report
(2)	Other

The half-year dividend per share approved by the Board of Directors on November 6, 2006 is as follows:

(1) Total amount of the half-year dividend (in millions):	¥455
(2) Half-year dividend per share (in yen):	¥0.16
(3) Date of half-year dividend payment:	From December 11, 2006

Note: The half-year dividends are paid to shareholders of record as of September 30, 2006.

Semi-annual Financial Report

ITEM 6.	REFERENCE INFORMATION FOR THE COMPANY
The following documents were submitted to the Director of the Kanto Local Finance Bureau from April 1, 2006 to the filing date of the current semi-annual financial report:
(1)	Annual Financial Report and Attachment for the year ended March 31, 2006 was submitted on June 26, 2006.

(2)	Securities Registration Statement for Third-Party Allotment and Attachment was submitted on May 25, 2006.

(3)	Amendment to Securities Registration Statement for Third-Party Allotment, which was submitted on May 25, 2006, was submitted on May 26, 2006.

(4)	Amendment to Securities Issuance Registration Statement for Bonds was submitted on June 27, 2006.

Semi-annual Financial Report
SECOND SECTION: GUARANTOR COMPANY OF THE COMPANY
None

Semi-annual Financial Report
Report of Independent Certified Public Accountants
December 19, 2005
Board of Directors of
NISSIN CO., LTD.
Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of the “Securities and Exchange Law,” we have audited the semi-annual consolidated balance sheet of NISSIN CO., LTD. and its consolidated subsidiaries as of September 30, 2005, and the related semi-annual consolidated statements of income, retained earnings and cash flows for the six-month period ended September 30, 2005. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.
We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the semi-annual financial statements are free of material misstatements. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.
In our opinion, the accompanying semi-annual consolidated financial statements referred to above present useful accounting information regarding the semi-annual financial position of NISSIN CO., LTD. and its consolidated subsidiaries as of September 30, 2005, and the semi-annual consolidated results of their operations and their cash flows for the six-month period then ended in conformity with accounting principles generally accepted in Japan.
As discussed in “CHANGES IN ACCOUNTING POLICIES,” the Company and its certain consolidated subsidiaries heretofore recorded the aggregate amount of the “Revenue from purchased loans,” which was included in “Operating revenues,” and “Costs of purchased loans collected,” which was included in “Operating expenses,” regarding the money collected by financial institutions from borrowers on behalf of the Company and its certain consolidated subsidiaries, and its related costs. However, the Company and its certain consolidated subsidiaries has changed to the method of offsetting “Revenue from purchased loan” with “Costs of purchased loans collected,” beginning from the six-month period ended September 30, 2005.
We have no interest in NISSIN CO., LTD. and its consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Semi-annual Financial Report
Report of Independent Certified Public Accountants
December 7, 2006
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of the “Securities and Exchange Law,” we have audited the semi-annual consolidated balance sheet of NIS GROUP CO., LTD. (formerly, NISSIN CO., LTD.) and its consolidated subsidiaries as of September 30, 2006, and the related semi-annual consolidated statement of operations, changes in net assets and cash flows for the six-month period ended September 30, 2006. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.
We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the semi-annual financial statements are free of material misstatements. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.
In our opinion, the accompanying semi-annual consolidated financial statements referred to above present useful accounting information regarding the semi-annual financial position of NIS GROUP CO., LTD. and its consolidated subsidiaries as of September 30, 2006, and the semi-annual consolidated results of their operations and their cash flows for the six-month period then ended in conformity with accounting principles generally accepted in Japan.
As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS — 1. Scope of Consolidation,” the Company and its certain consolidated subsidiaries adopted the Practical Issues Task Force No. 20 “Practical Solutions in the Application of Control Criteria and Influence Criteria to Investment Associations,” beginning with the six-month period ended September 30, 2006.
As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS — 4. Significant Accounting Policies — (3) Allowance for Loan Losses and Accrued Expenses — iii. Accrued bonuses for directors,” the Company and its certain consolidated subsidiaries adopted “Accounting Standard for Directors’ Bonuses,” beginning with the six-month period ended September 30, 2006.
As discussed in “SIGNIFICANT ITEMS RELATING TO THE PREPARETION OF SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS — 4. Significant Accounting Policies — (3) Allowance for Loan Losses and Accrued Expenses — vi. Reserves for losses on excess interest repayments,” the Company and its certain consolidated subsidiaries provided reserves for losses on excess interest repayments in accordance with “Treatment in Audits concerning Reserves for Losses on Excess Interest Repayment Claims in Consumer Finance Companies,” beginning with the six-month period ended September 30, 2006.
As discussed in “CHANGES IN ACCOUNTING TREATMENTS,” the Company and its certain consolidated subsidiaries adopted “Accounting Standard for Share-based Payment,” beginning with the six-month period ended September 30, 2006.
As discussed in “Segment Information -1. Business Segment Information — Note 5. Changes in business segment,” “Real estate business,” which was included in “Other businesses” heretofore, is now disclosed as a separate segment for financial reporting purposes, beginning with the six-month period ended September 30, 2006.
We have no interest in NIS GROUP CO., LTD. and consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Semi-annual Financial Report
Report of Independent Certified Public Accountants
December 19, 2005
Board of Directors of
NISSIN CO., LTD.
Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of the “Securities and Exchange Law,” we have audited the semi-annual balance sheet of NISSIN CO., LTD. as of September 30, 2005, and the related semi-annual statement of income for the six-month period ended September 30, 2005. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.
We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the semi-annual financial statements are free of material misstatements. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.
In our opinion, the accompanying semi-annual financial statements referred to above present useful accounting information regarding the semi-annual financial position of NISSIN CO., LTD. as of September 30, 2005, and the results of its operations for the six-month period then ended in conformity with accounting principles generally accepted in Japan.
We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Semi-annual Financial Report
Report of Independent Certified Public Accountants
December 7, 2006
Board of Directors of
NIS GROUP CO., LTD.
Sanyu & Co.
Representative Partner: Kazuyuki Togo
Engagement Partner: Tomohiro Koto
Pursuant to Article 193-2 of the “Securities and Exchange Law,” we have audited the semi-annual balance sheet of NIS GROUP CO., LTD. (formerly, NISSIN CO., LTD.) as of September 30, 2006, and the related semi-annual statement of operations and changes in net assets for the six-month period ended September 30, 2006. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.
We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the semi-annual financial statements are free of material misstatements. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.
In our opinion, the accompanying semi-annual financial statements referred to above present useful accounting information regarding the semi-annual financial position of NIS GROUP CO., LTD. as of September 30, 2006, and the results of its operations for the six-month period then ended in conformity with accounting principles generally accepted in Japan.
As discussed in “SIGNIFICANT ACCOUNTING POLICIES — 3. Allowance for Loan Losses and Accrued Expenses — 3) Accrued bonuses for directors,” the Company adopted “Accounting Standard for Directors’ Bonuses,” beginning with the six-month period ended September 30, 2006.
As discussed in “SIGNIFICANT ACCOUNTING POLICIES — 3. Allowance for Loan Losses and Accrued Expenses — 5). Reserves for losses on excess interest repayments,” the Company provided reserves for losses on excess interest repayments in accordance with “Treatment in Audits concerning Reserves for Losses on Excess Interest Repayment Claims in Consumer Finance Companies,” beginning with the six-month period ended September 30, 2006.
We have no interest in NIS GROUP CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.